Exhibit 10.04

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDED & RESTATED JET FUEL LICENSE AGREEMENT

This Amended & Restated Jet Fuel License Agreement (the “Agreement”) is entered into on March 21, 2016 (the “Effective Date”) by and among AMYRIS, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, with its principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“AMYRIS”), and Total Amyris BioSolutions B.V., a private company with limited liability under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), co-owned, as of the Effective Date, by Amyris and Total Energies Nouvelles Activités USA, with its principal place of business at Hoogoorddreef 15, 1101 BA Amsterdam, the Netherlands (the “Company”). AMYRIS and Company may each be referred to herein individually as a “Party,” and collectively as the “Parties.” This Agreement amends and restates the License Agreement, dated December 2, 2013 between AMYRIS and Company (the “Original License Agreement”).

BACKGROUND

WHEREAS, AMYRIS and Total Gas & Power USA Biotech, Inc. entered into a technology license, research, development, commercialization and collaboration relationship pursuant to that certain Technology License, Development, Research and Collaboration Agreement, dated as of June 21, 2010 (as such agreement may be amended from time to time by the parties thereto, including as amended pursuant to the Second Amendment (as defined below), the “Collaboration Agreement”), which Collaboration Agreement was assigned by Total Gas & Power USA Biotech, Inc. to Total Gas & Power USA SAS, which is now called Total Energies Nouvelles Activités USA and is a société par actions simplifiée organized under the laws of the Republic of France (“TOTAL”), by letter agreement dated January 11, 2011;

WHEREAS, the Collaboration Agreement contemplates that AMYRIS and TOTAL may form one or more joint venture companies to exploit certain technologies resulting from research and development activities conducted under the Collaboration Agreement;

a.	WHEREAS, AMYRIS and TOTAL entered into a Second Amendment to the Collaboration Agreement dated as of July 31, 2012, as amended on April 1, 2015, (“Second Amendment”) and an Amended and Restated Master Framework Agreement dated December 2, 2013, as amended on April 1, 2015, (“Amended & Restated Master Framework Agreement”), which agreements contemplated that AMYRIS would grant to a joint venture entity certain licenses and other rights to use certain intellectual property of AMYRIS to Make and Sell certain jet and diesel fuel products and conduct certain related activities, in each case, according to the terms and conditions set forth in a license agreement;

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WHEREAS, in order to create such a joint venture entity, to make such license grants, and to address certain related matters, AMYRIS and TOTAL incorporated the Company on November 29, 2013 as a Dutch B.V. and entered into a shareholders’ agreement with the Company on December 2, 2013 (“Original Company Shareholders’ Agreement”), and then the Parties entered into the Original License Agreement;

WHEREAS, AMYRIS, TOTAL and Company now desire to make certain changes in their relationship from what is set forth in the Original License Agreement and Original Company Shareholders’ Agreement, including reversion of Company’s diesel fuel rights back to AMYRIS;

WHEREAS, in order to make these changes to the license grants to Company and to address certain related matters, the Parties desire to enter into this Agreement, subject to the terms and conditions hereof; and

WHEREAS, of even date herewith, AMYRIS, TOTAL and Company are entering into an amended and restated shareholders’ agreement (the “Company Shareholders’ Agreement”) to govern their reallocated joint ownership of the Company and AMYRIS and TOTAL are entering into a separate License Agreement regarding Diesel Fuel in the EU (“EU Diesel Fuel License Agreement”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

III.             DEFINITIONS

1.1              Capitalized terms used but not defined herein shall have the meanings set forth in the Company Shareholders’ Agreement. References to definitions in the Company Shareholders’ Agreement and/or the Collaboration Agreement, including the Second Amendment, are to such definitions as they exist as of the Effective Date.

1.2              “Affiliate” shall have the meaning set forth in Section 1.1 of the Collaboration Agreement; except that (i) Novvi LLC and its Affiliates (collectively, “Novvi”) shall not be deemed an Affiliate of AMYRIS under this Agreement unless AMYRIS’ equity ownership of a Novvi entity exceeds 50%, at which time, the applicable Novvi entity(ies) will be considered an Affiliate of AMYRIS for purposes of this Agreement, (ii) Company shall not be considered an Affiliate of AMYRIS nor an Affiliate of TOTAL and neither TOTAL nor AMYRIS shall be considered an Affiliate of Company, and (iii) SMA Indústria Química S.A and its Affiliates (collectively, “SMA”) shall not be deemed an Affiliate of AMYRIS under this Agreement unless AMYRIS’ equity ownership of a SMA entity exceeds 50%, at which time, the applicable SMA entity(ies) will be considered an Affiliate of AMYRIS for purposes of this Agreement. For clarity, the Affiliates of AMYRIS as of the Effective Date include: AMYRIS Fuels LLC, AB Technologies LLC, and AMYRIS Brasil Ltda.

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1.3              “AMYRIS Certification Materials” means the Jet Certification Materials (as defined in Section 7 of the Second Amendment) made or generated by or on behalf of AMYRIS.

1.4              “AMYRIS Competitor” means an entity (other than AMYRIS or its Affiliates) whose primary business is to use a synthetic biology platform to make genetically modified microorganisms and to use such genetically modified organisms to make Compounds (as defined in the Collaboration Agreement) that compete with AMYRIS Compounds.

1.5              “AMYRIS Family” means AMYRIS and its Affiliates.

1.6              “AMYRIS Farnesene Included IP” means any (i) AMYRIS Background IP (as defined in the Collaboration Agreement) and any AMYRIS Non-Collaboration IP (as defined in the Collaboration Agreement), in each case that is Controlled by AMYRIS or its Affiliates as of the Second Amendment Date, and (ii) AMYRIS Non-Collaboration IP developed after the Second Amendment Date (other than by a Third Party Acquirer), in each case, that (x) encompass general means of practicing synthetic biology or (y) are necessary or useful for the R&D Activities (as defined in the Collaboration Agreement) contemplated in connection with the Biofene Development Project.

1.7              “AMYRIS Farnesene Production IP” means any Farnesene Production IP owned or Controlled by AMYRIS or its Affiliates (other than a Third Party Acquirer).

1.8              “AMYRIS Hydrogenation IP” means any AMYRIS Background IP and AMYRIS Non-Collaboration IP in each case that is Controlled by AMYRIS or its Affiliates (other than a Third Party Acquirer) and is necessary or materially useful in order to hydrogenate farnesene into farnesane.

1.9              “AMYRIS Included IP” shall have the meaning provided in Section 1.4 of the Collaboration Agreement.

1.10          “AMYRIS Licensed IP” means, all Inventions to the extent owned or Controlled by AMYRIS or its Affiliates (other than a Third Party Acquirer) as of the Effective Date or at any time thereafter during the Term until thirty (30) years following the Effective Date including, AMYRIS Technology (as defined in Section 1.11 of the Collaboration Agreement), AMYRIS-Owned Collaboration IP (as defined in Section 1.9 of the Collaboration Agreement), AMYRIS Hydrogenation IP, AMYRIS-Owned Improvement Scope IP, AMYRIS’ interest in Jointly-Owned Improvement Scope IP (as defined in Section 6.1(e) of the Collaboration Agreement), Jointly Owned Collaboration IP (as defined in Section 6.1(d)(ii) of the Collaboration Agreement), AMYRIS Farnesene Included IP and AMYRIS Production IP (as defined herein), and any Invention(s) licensed to AMYRIS by Novvi pursuant to the IP License Agreement entered by AMYRIS and Novvi on March 26, 2013 and amended on March 21, 2016, (the “IP License Agreement”), and subject to the terms of Section 2.A(vii) below, the AMYRIS Certification Materials, in each case that is necessary or, in the case of the AMYRIS Farnesene Production IP, useful (i) to develop and/or optimize the processes of making

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farnesene from the Commercial Farnesene Strain and purifying it from the fermentation broth and converting farnesene into farnesane and/or (ii) to Make and Sell (as defined in Section 1.75 of the Collaboration Agreement) JV Jet Products; provided that any such Inventions first developed or Controlled by AMYRIS or its Affiliates after the Effective Date shall be included in the AMYRIS Licensed IP only if Company agrees to pay to AMYRIS a commercially reasonable royalty (to be determined with regard to any such Invention(s) following the development of the applicable Invention(s) pursuant to Section 2.A(iii)). For purposes of this definition and for Sections 2.A(i)(a), 2.A(i)(c) and 7.D, an item of AMYRIS Licensed IP will be deemed to be necessary with respect to a particular activity if it is actually used by the Company in carrying out such activity.

1.11          “AMYRIS-Owned Improvement Scope IP” means any and all Improvement Scope IP that is owned by AMYRIS pursuant to Section 6.1(e) of the Collaboration Agreement.

1.12          “Banked Strain” has the meaning set forth in Section 2.D hereof.

1.13          “Biofene Development Project” means the project and activities described in the Biofene Development Project Plan.

1.14          “Biofene Development Project Plan” means the written Development Project Plan agreed by AMYRIS and TOTAL for the research, development, and scale-up production activities to be conducted pursuant to the Second Amendment (as amended from time to time, if applicable, pursuant to the Collaboration Agreement).

1.15          “Biofene Development Project Termination Date” means the date that the Biofene Development Project terminates.

1.16          “Biofene Development Project Extension Agreement” means a written contract between TOTAL and AMYRIS, entered into pursuant to the EU Diesel Fuel License Agreement, under which TOTAL and AMYRIS extend the term of the Biofene Development Project beyond July 31, 2016 to set forth the Strain engineering and other activities AMYRIS will perform during such extension period, and the payments TOTAL will make to AMYRIS for AMYRIS’s Biofene Development Project-related activities during this extension period.

1.17          “Brazil Jet Business” means production and commercialization by Amyris and its Affiliates of Farnesane Jet Products within Brazil for commercialization solely in Brazil, including the production of Farnesane Jet Products outside of Brazil for commercialization within Brazil, but excluding the production of Farnesane Jet Products within Brazil for commercialization outside of Brazil. However, for purposes of this definition, the commercialization of Farnesane Jet Products for use in vehicles that begin an international travel segment within Brazil and conclude such international travel segment outside of Brazil shall constitute commercialization of such products within Brazil.

1.18          “Buy-Out Closing” means the closing of TOTAL’s purchase of all of AMYRIS’ interest in the Company pursuant to the Company Shareholders’ Agreement.

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1.19          “By-Product” means any composition other than a JV Jet Product that is produced (and has been produced in greater than de minimis levels in a manufacturing process that is at least a 300 liter scale) (a) as a direct consequence of the manufacture of a JV Jet Product by the Company or its Affiliates, Subcontractors or sublicensees, and (b) except in the case of dead yeast cells, with a weight that is less than 40% of the weight of the applicable JV Jet Product concurrently produced and, in each case, any composition resulting from further purification processing.

1.20          “Change of Control” means the occurrence of any of the following with respect to AMYRIS: (i) the consolidation of AMYRIS with, or the merger of AMYRIS with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the AMYRIS and its subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, AMYRIS, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares of AMYRIS immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by AMYRIS of a plan relating to the liquidation or dissolution of AMYRIS, (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the AMYRIS (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the AMYRIS board of directors does not consist of Continuing Directors. As used in this definition, “Voting Shares” of any Person means capital shares or capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. As used in this definition, “Continuing Director” means, as of any date of determination, any member of the AMYRIS board of directors who (i) was a member of the AMYRIS Board of Directors on July 31, 2012 or (ii) was nominated for election or elected to the AMYRIS board of directors with the approval of a majority of the Continuing Directors who were members of the AMYRIS board of directors at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the AMYRIS board of directors voting with respect thereto shall at the time have been Continuing Directors. Notwithstanding the foregoing, an AMYRIS Change of Control shall not be deemed to have occurred in connection with (A) any acquisition of Amyris by TENA USA (or any of its Affiliates) or (B) any change in the board of directors of AMYRIS such that it is no longer composed of a majority of Continuing Directors if any designee of TENA USA (or any of its Affiliates) to the board of directors of AMYRIS approves the nomination or election of any member of the board of directors of AMYRIS that is not a Continuing Director or if TENA USA (or any of its Affiliates) votes any Voting Shares in favor of the election of any member of the board of directors of AMYRIS that is not a Continuing Director.

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1.21          “Commercial Farnesene Strain” means any Commercial Strain (as defined in Section 1.25 of the Collaboration Agreement) designed for the production of farnesene.

1.22          “Commercial Scale” means with respect to a particular Commercial Farnesene Strain, the use of such Strain to reproducibly produce farnesene of commercially quality in commercial quantities and at commercially reasonable cost, as shown by production of [*].

1.23          “Commercial Technology Transfer Package” has the meaning set forth in Section 2.D(i).

1.24          “Company’s Articles of Association” means the articles of association of the Company, as amended from time to time.

1.25          “Company Indemnitees” has the meaning set forth in Section 5.A(ii) hereof.

1.26          “Company Independent Strain Engineering Patents” means any issued Patent owned by Company or a wholly-owned Affiliate of Company with respect to an Invention conceived or reduced to practice by or on behalf of the Company in connection with the exercise of the license granted in Section 2.A(i)(b) of this Agreement that claims (a) a Strain including a Mevalonate Pathway that produces one or more isoprenoid compounds, or (b) methods of using such Strain outside the Field.

1.27          “Company Strains” means the Commercial Farnesene Strain(s), the Intermediate Strain(s) and any other Strains that are genetic manipulations or modifications of any of the foregoing.

1.28          “Confidential Information” has the meaning set forth in Section 6.A hereof.

1.29          “Control” or “Controlled” means, with respect to any Invention, Patent or other intellectual property right, that the applicable Party or its Affiliates owns or has a license to such Invention, Patent or other intellectual property right and such applicable Party or its Affiliates has the ability to disclose the same to the other Party and to grant the other Party a license or a sublicense (as applicable) under the same as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.30          “Dispute” means any dispute, claim or controversy that arises between the Parties in connection with this Agreement or any agreement or instrument delivered in connection herewith, or the negotiation, execution, interpretation, breach, termination invalidity or enforcement hereof or thereof.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.31          “Executive Officers” means (a) in the case of AMYRIS, the Chief Commercial Officer or such other officer designated in writing by the Chief Executive Officer, and (b) in the case of Company, the Chief Executive Officer or such other officer as may be designated by Company’s board of directors.

1.32          “Farnesane Jet Product” means a Jet Product that is farnesane, wherein the isoprenoid is farnesene.

1.33          “Farnesene Production IP” means any and all (a) AMYRIS Farnesene Included IP, (b) Collaboration IP and (c) Improvement Scope IP, in each case that is necessary or useful to (i) produce farnesene from fermentation of a Farnesene Strain or (ii) purify such farnesene from the fermentation medium to hydrogenation grade.

1.34          “Farnesene Strain” means any Strain that produces farnesene.

1.35          “Field” means jet fuel applications.

1.36          “Governmental Entity” shall have the meaning set forth in Section 1.54 of the Collaboration Agreement.

1.37          “Improvement Scope IP” means any and all Inventions that are conceived or reduced to practice on or after the Effective Date of the Collaboration Agreement by (a) any employee, agent or Third Party contractor of TOTAL or any of its Affiliates, (b) any employee, agent or Third Party contractor of AMYRIS or any of its Affiliates, or (c) any of the foregoing jointly, in each case, in the performance of Improvement Scope Activities (x) during the term of the Collaboration Agreement or (y) during the term that a JV Jet Product is being commercialized by Company.

1.38          “Indemnified Party” has the meaning set forth in Section 5.A(iii) hereof.

1.39          “Indemnifying Party” has the meaning set forth in Section 5.A(iii) hereof.

1.40          “Infringement” has the meaning set forth in Section 3.D(i) hereof.

1.41          “Initial Package” has the meaning in Section 2.D(iii)(a) hereof.

1.42          “Intermediate Strain(s)” means, at a given point in time, (i) the Farnesene Strain then most recently used by AMYRIS for the commercial Manufacture of farnesene, if any, and (ii) up to ten (10) other Strains developed in the Biofene Development Project that are most likely to achieve the goals of the Biofene Development Project. The four Intermediate Strains to be initially escrowed as part of the Initial Package have been selected by the Management Committee (as defined in the Collaboration Agreement). Company agrees that the Management Committee pursuant to the Second Amendment may periodically designate additional Intermediate Strain(s) for inclusion as Banked Strains to replace any or all of the four (4) initial Banked Strains, provided that if the Management Committee is unable to agree upon whether a particular Strain should be designated as an Intermediate Strain, then the TOTAL representative(s) to the Management Committee shall have the right to make such decision with respect to eight (8) (but not more) of the subject

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Strains but in no event may the TOTAL representatives(s) designate more than eight (8) Strains for escrow. Notwithstanding the above, at any given time, there shall be no more than fourteen (14) Banked Strains.

1.43          “Invention(s)” means, whether or not patentable, any inventions, information, technology, methods, compositions of matter, formulae and other subject matter (including all related software, workflow, apparatus or arrangement of apparatuses, knowledge database systems, processes, systems and technology for the design, selection, engineering, development and manufacture of Strains, Compounds or Products (each, as defined in the Collaboration Agreement), the Strains and the Compounds and the Products themselves, chemistry, process engineering, materials transformation, Strain or Compound or Product specifications, know-how, trade secrets, improvements and all intellectual property rights therein or pertaining thereto.

1.44          “IP License Agreement” has the meaning set forth in Section 1.10.

1.45          “Jet Product” means one or more fermentation produced isoprenoid(s) that may or may not be hydrogenated or hydroprocessed, which when blended with petroleum-derived jet fuel, meet the ASTM D 1655 specification or the equivalent of (or successor to) such standard for use as a jet fuel.

1.46          “JV Jet Product” means (i) farnesene or farnesane for use in Jet Product or (ii) Farnesane Jet Product.

1.47          “Knowledge” means actual or constructive knowledge of any officer of AMYRIS.

1.48          “Known By-Product” means a By-Product that is specified on Exhibit E as of the Effective Date or added to Exhibit E in accordance with Section 2.H.

1.49          “Legal Requirement” means, with respect to any Party, any federal, state or local law, constitution, treaty, ordinance, code, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is binding upon or applicable to such Party, including Environmental Laws (as defined in the Collaboration Agreement) and any of the foregoing applicable to genetically modified microorganisms, related to food, drugs, health or safety.

1.50          “Lien” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

1.51          “Manufacture” means make and have made (including practicing and using for the foregoing purposes).

1.52          “Patent(s)” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from a patent or patent application described in clause (a) or from an application claiming priority to a patent or patent application described in clause (a), including

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divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (clauses (a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (clauses (a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.53          “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.54          “Potential Third Party Conflict” has the meaning set forth in Section 2.H(ii).

1.55          “Program Strain” means a Commercial Strain (as defined in Section 1.25 of the Collaboration Agreement) designed for the production of farnesene that satisfies the criteria of a Commercial Farnesene Strain.

1.56          “Second Amendment Date” means July 30, 2012.

1.57          “Strain” means any microorganism, including bacteria, yeast, higher fungi and algae, that is tested, modified or optimized to produce compounds according to the alteration of metabolic pathways, including AMYRIS’ genetically modified yeast strain that includes the Mevalonate Pathway (as defined in the Collaboration Agreement) from which it is capable of making an isoprenoid compound.

1.58          “Strain Improvement Technology” means any Invention Controlled by AMYRIS or its Affiliates (other than a Third Party Acquirer) that is necessary or materially useful to perform strain engineering or other genetic manipulation (by any means) in order to genetically manipulate any Strain(s) for the purpose of developing or improving a Farnesene Strain.

1.59          “Subcontractor” means any Third Party Subcontractor or TOTAL Subcontractor.

1.60          “Subject Third Party Agreement” shall have the meaning set forth in Section 4.D(i) hereof.

1.61          “Successful Commercial Transfer” means with respect to a particular Commercial Farnesene Strain, the use of such Strain to reproducibly produce farnesene at Commercial Scale.

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1.62          “Term” has the meaning set forth in Section 7.A hereof.

1.63          “Territory” means worldwide.

1.64          “Third Party” means a Person other than Company or any of its Affiliates, AMYRIS or TOTAL or an Affiliate of AMYRIS or TOTAL.

1.65          “Third Party Acquirer” means (i) a Third Party that acquires AMYRIS in a Change of Control or acquires substantially all of the assets of AMYRIS and (ii) any Affiliates of such Third Party (other than the members of AMYRIS Family as of immediately prior to the AMYRIS transaction described in subparagraph (i)).

1.66          “Third Party Agreement” means any agreement that was entered or is entered by AMYRIS with a Third Party pursuant to which AMYRIS obtained or obtains a license, with the right to sublicense, of any Inventions, including without limitation Patents, within the AMYRIS Licensed IP.

1.67          “Third Party Conflict” has the meaning set forth in Section 2.H(i).

1.68          “Third Party Subcontractor” has the meaning set forth in Section 2.C(ii) hereof.

1.69          “TOTAL Subcontractor” has the meaning set forth in Section 2.C(ii) hereof.

ARTICLE 3. LICENSE GRANT AND RELATED TERMS

A. License to Make and Sell JV Jet Products.

(i) License Grants. Subject to Section 2.F and 2.J below and Article 7, AMYRIS and its Affiliates hereby grant to Company the following perpetual and irrevocable licenses, with the right to sublicense through multiple tiers pursuant to Section 2.C below, for the JV Jet Products:

(a) a non-exclusive, worldwide (subject to Section 2.E(iv) below), royalty-free (subject to Section 2.B below) right and license under the AMYRIS Licensed IP in each case that is necessary or, in the case of the AMYRIS Farnesene Production IP, useful to develop and/or optimize the processes of making farnesene from a Commercial Farnesene Strain, purify farnesene from the fermentation broth, and convert farnesene into farnesane, in each case solely for Company to exercise its licenses under clauses (c) and (d) below;

(b) a non-exclusive, worldwide (subject to Section 2.E(iv) below), royalty-free (subject to Section 2.B below) right and license under the Strain Improvement Technology to optimize and/or engineer, by any means, any Farnesene Strain for use in the Field (including but not limited to Commercial Farnesene Strains with performance characteristics that exceed Commercial Scale), which license may be practiced

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upon the earliest to occur of the following: (1) when TOTAL may practice its license under Section 2.A(i)(b) of the EU Diesel Fuel License Agreement or (2) the occurrence of a Buy-Out Closing prior to August 1, 2016. Such license may be practiced for so long as the Company is pursuing the development and/or Manufacture of farnesene for use in the Field;

(c) an exclusive (subject to Section 2.A(iv)), royalty-free (subject to Section 2.A(iii) and (vii) and Section 2.B below) right and license under the AMYRIS Licensed IP in each case that is necessary or, in the case of the AMYRIS Farnesene Production IP, useful to Make and Sell JV Jet Products within the Territory; and

(d) a non-exclusive, royalty-free (subject to Section 2.B below) right and license under the AMYRIS Licensed IP, in each case, that is necessary to offer for sale, sell and import any Known By-Product(s) for any uses other than for use(s) precluded by Third Party Conflicts; provided, however, that this license shall not expand any obligation that AMYRIS may have to disclose the AMYRIS Licensed IP beyond what is set forth elsewhere in this Agreement. For clarity, the production of By-Products by Company or its Sublicensees or Subcontractors in connection with the practice of the right to Manufacture JV Jet Products pursuant to Section 2.A(c) above shall not be a breach of this Agreement.

For clarity, there shall be no volume or production limits on the foregoing licenses set forth in clauses (a), (c) and (d), and such licenses may be practiced by Company and its sublicensees anywhere in the Territory (subject to Section 2.E(iv)) for the licensed uses. For additional clarity, the licenses granted in clauses (a)-(d) above include the right to Make and Sell solely for use in the Field farnesane made with farnesene produced via the exercise of such licenses.

(ii) Limited License. The licenses granted Company above (a) allow it to conduct licensed activities with respect to (x) the JV Jet Products solely for use in the Field, and/or (y) Known By-Products (on a case-by-case basis) solely for use outside the applicable Third Party Conflict(s), and (b) with respect to Section 2.A(i)(b), include the right to optimize or modify the applicable Company Strain(s) by any means. Upon termination of the license granted in Section 2.A(i)(b), unless otherwise agreed in writing by the Parties, at AMYRIS’ written request, Company shall destroy all quantities of the Intermediate Strain(s) and any Strains developed under such license based on or using the Intermediate Strain(s) other than the Commercial Strain(s).

(iii) Inventions First Developed or Controlled by AMYRIS after the Biofene Development Project Termination Date. Except as provided in Sections 2.A(i)(a), (b), and (d), any Invention(s) first developed or Controlled by AMYRIS or its Affiliates after the Biofene Development Project Termination Date that would be covered by the AMYRIS Licensed IP shall be included therein only if the Company (or any successor of Company) agrees to pay a commercially reasonable royalty (to be determined with regard to such Inventions following its development with regard thereto). Notwithstanding the foregoing, in consideration of the license to Company Independent Strain Engineering Patents, no royalty shall be due to AMYRIS with respect to any Invention(s) first

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developed or Controlled by AMYRIS or its Affiliates after the Biofene Development Project Termination Date that would constitute Strain Improvement Technology. AMYRIS shall notify Company (or any successor of Company) of any such Invention(s) promptly as they first are developed or otherwise become Controlled by AMYRIS or its Affiliates, providing a detailed description thereof. At the request of Company (and/or any successor of Company), the Parties shall negotiate in good faith a commercially reasonable royalty for the use of such Invention(s). If the Parties (or AMYRIS and any successor of Company) agree in writing on such terms for inclusion of such Invention(s) within the AMYRIS Licensed IP, then they shall be subject to the applicable licenses in Section 2.A. If the Parties (or AMYRIS and any successor of Company) are unable to reach agreement on such terms, then at the request of Company (or any successor of Company), such matter shall be submitted to baseball arbitration for final resolution as provided in Section 8.E below.

(iv) AMYRIS Retained Rights. AMYRIS retains (a) the co-exclusive right to Make and Sell JV Jet Products in Brazil, unless and until the Brazil Jet Business Assets (as defined in the Company Shareholders’ Agreement) are acquired by the Company in accordance with the terms of the Company Shareholders’ Agreement, (b) rights to Manufacture JV Jet Products in the Territory but only for sale within the Territory to Company or its designees, (c) the right to import JV Jet Products into the Territory but only for sale to Company and its designees, (d) rights to conduct activities within the Improvement Scope as permitted under the Collaboration Agreement and the conduct of the Biofene Development Project and (e) the exclusive (as between the Company and AMYRIS), worldwide rights to Make and Sell and otherwise exploit products for use outside the Field, including the right to Manufacture farnesene and/or farnesane for use in such other products.

(v) Future JV Jet Product Supply Agreement. If AMYRIS is Manufacturing JV Jet Product for the Company pursuant to Section 2.A(iv) and Company desires to purchase some of such JV Jet Product from AMYRIS to offer for sale and sell it for use in the Field in the Territory, the Parties will, in good faith, negotiate commercially reasonable terms, which will include a “most favored nation basis” pricing mechanism (based on similarity of markets, geographies, uses, quantities, etc.), for AMYRIS to supply Company with agreed upon quantities of such JV Jet Product.

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(vi) General.

(a) Survival. Except as provided in Section 2.A(i)(b) or in Section 7.C, the licenses granted to Company in Article 2 shall be irrevocable until the end of the Term and remain in full force and effect during the Term, notwithstanding any breach or alleged breach of the Collaboration Agreement or any termination or expiration of the Collaboration Agreement. For clarity, the licenses granted to Company shall terminate upon the earlier of (i) expiration of the Term and (ii) termination of this Agreement pursuant to Section 7.C. However, during the Term, except for such modifications as may apply under Section 2.J, such licenses shall remain in effect regardless of the equity ownership of Company or any changes thereto.

(b) Licensed Patent List. The Patents existing as of the Effective Date within the AMYRIS Licensed IP are those set forth in a letter provided by AMYRIS to the Company of even date herewith. Upon the Company first becoming eligible to practice the license granted in Section 2.A(i)(b), AMYRIS shall provide to Company a list of Patents then currently existing within the Strain Improvement Technology. During the Term, AMYRIS shall provide to Company at least semi-annually a complete and accurate written updated list of all Patents within the AMYRIS Licensed IP and, if Company is eligible to practice the license granted in Section 2.A(i)(b), the Strain Improvement Technology; provided, however, that such obligation shall cease (1) with respect to AMYRIS Licensed IP as of the expiration of the last to expire of the Patents that are included in the AMYRIS Licensed IP at the time of the first commercial sale of a JV Jet Product or if no such sale has occurred by twenty (20) years after the Effective Date, as of such date, and (2) with respect to the Strain Improvement Technology upon the existence of (x) a Suitable Commercial Strain or (y) the achievement of a Successful Commercial Transfer of a Commercial Farnesene Strain.

(vii) AMYRIS Certification Materials. If Company wishes to use any AMYRIS Certification Materials to sell, as certified, a Farnesene Jet Product for use in the Field in the Territory, then Company shall notify AMYRIS and shall be obligated to reimburse AMYRIS for the documented amounts incurred by AMYRIS in generating the applicable AMYRIS Certification Materials after June 21, 2010; provided, however, for activities conducted by AMYRIS Brazil in furtherance of its Brazil Jet Business, no reimbursement shall be required if the Brazil Jet Business Assets (as defined in the Company Shareholders’ Agreement) have been acquired by Company. Company shall pay such amounts to AMYRIS within thirty (30) days of receipt of an invoice therefor unless otherwise agreed in writing by the Parties.

(viii) Extension of the Biofene Development Project. The Parties acknowledge that under the EU Diesel Fuel License Agreement, at any time prior to the end of the Biofene Development Project (i.e., July 31, 2016), TOTAL may provide a written request that AMYRIS enter into negotiations regarding an extension of the Biofene Development Project, per a Biofene Development Project Extension Agreement, with the objective of generating one or more Commercial Farnesene Strains for use in the Field (including but not limited to Commercial Farnesene Strains with performance characteristics that exceed the minimal requirements for Commercial Farnesene Strain). If

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AMYRIS fails to timely respond to TOTAL’s notice, Amyris declines to participate in such negotiations, or if the Parties cannot reach agreement on the terms of such Biofene Development Project Extension Agreement within the agreed negotiation period, then TOTAL and AMYRIS have no more obligations to attempt to extend the Biofene Development Project and in such case, but in no event before the expiration of the Biofene Development Project, the Company may practice the license in Section 2.A(i)(b) of this Agreement when TOTAL may practice the license in Section 2.A(i)(b) of the EU Diesel Fuel License Agreement.

B. Third Party Agreements.

(i) Company acknowledges that certain Patents and/or Inventions within the AMYRIS Licensed IP have been or may be licensed to AMYRIS pursuant to one or more Third Party Agreement(s), and that the sublicenses granted by AMYRIS to Company with respect to the AMYRIS Licensed IP that is subject to any such Third Party Agreement(s) are subordinate to the applicable terms of the applicable Third Party Agreement. In the event that such terms would impose any obligations on Company beyond those set forth in this Agreement, AMYRIS shall promptly notify Company of such terms of any Third Party Agreement so that Company will be informed of such terms. If AMYRIS fails to promptly disclose any such terms, then Company shall have no responsibility to comply with the non-disclosed terms or liability for failing to so comply. In the event that the licenses granted hereunder include a sublicense under the IP License Agreement, the Company acknowledges that such sublicense shall be subject to Section 2.2 thereof.

(ii) Company further acknowledges that, with respect to Patents and/or Inventions within the scope of the AMYRIS Licensed IP or the Strain Improvement Technology, as applicable, that are licensed pursuant to a Third Party Agreement to AMYRIS or its applicable Affiliate after the completion of the Biofene Development Project, the sublicense granted by AMYRIS to Company may result in payment obligations to the Third Party for the grant and/or practice of such sublicense to Company. In such a case, Company shall only receive such a sublicense if it agrees in writing, in a form reasonably acceptable to AMYRIS, to pay any such amounts due for the grant of a sublicense to Company or practice of such a sublicense by Company or its sublicensees (which payments may include milestone payments and/or royalties on product sales), and to otherwise comply with the terms of such Third Party Agreement.

(iii) In the event of the filing of a bankruptcy petition under Title 11 of the United States Code (the “Bankruptcy Code”) by or against a licensor of intellectual property to AMYRIS under a Third Party Agreement(s) (the “Third Party Licensor”), Subject to the rights granted to TOTAL in the EU Diesel Fuel License Agreement, which Company agrees shall take precedence over the rights granted to Company in this provision, AMYRIS hereby assigns to Company the right to make the election set forth in Section 365(n)(1)(B) of the Bankruptcy Code (the “365(n) Election”) if Third Party Licensor as debtor in possession, or a trustee on its behalf, rejects the Third Party Agreement pursuant to Section 365 of the Bankruptcy Code; provided, however, that such 365(n) Election must be made by Company no later than the earlier of (x) seven (7)

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Business Days after AMYRIS has provided written notice to Company of any rejection of the Third Party Agreement and (y) five (5) Business Days prior to any date set forth in an order of the bankruptcy court having jurisdiction over the bankruptcy case of Third Party Licensor as the date by which any such Section 365(n) Election must be made, which deadline shall be provided in writing to Company by AMYRIS within two (2) Business Days after AMYRIS receives written notice of same from such Third Party Licensor (the “Election Deadline”). AMYRIS shall not have the right to make the election set forth in Section 365(n)(1)(A) of the Bankruptcy Code prior to (1) the Election Deadline, in the event Company has timely exercised the 365(n) Election, or (2) if AMYRIS fails to timely notify Company of the rejection of such Third Party Agreement, the date by which such Section 365(n) Election must be made. If Company does not make the 365(n) Election on or prior to the Election Deadline, then the right to make the Section 365(n) Election shall automatically re-vest in AMYRIS, in which case AMYRIS shall be free to exercise the 365(n) Election in its discretion.

(iv) AMYRIS agrees not to terminate or permit termination of the Third Party Agreement containing such license by exercise of an election under Section 365(n)(1)(A) of the Bankruptcy Code without the prior written consent of Company. AMYRIS acknowledges that because the sublicenses granted by AMYRIS to Company is a significant part of Company’s benefits under the Agreement, Company does not anticipate that it would consent to termination of such Third Party Agreement and shall not under any circumstances be obliged to give such consent.

(v) In the event that any royalties are due under a 365(n) Election, then, for clarity, the principles of Section 2.B(ii) shall apply to the allocation of such royalties between the Parties. For clarity, the allocation between the Parties of any royalties due with respect to the Third Party intellectual property subject to such 365(n) Election shall remain unaltered following such 365(n) Election.

B.                 Sublicenses and Subcontracts.

1.                  Company shall have the right to grant sublicenses, through multiple tiers, of the licenses granted to Company in Section 2.A; provided, however, with respect to the Manufacture of farnesene, Company may only grant sublicenses for the Manufacture of farnesene solely for sale to Company and its other sublicensees to Make and Sell JV Jet Products. Company and its Affiliates shall bind its sublicensees to the restrictions in clauses (a) and (b) of Section 4.B(iii) and AMYRIS shall have third party beneficiary rights with respect thereto analogous to those set forth in Section 2.C(iii)(b).

2.                  Company may grant to a Third Party or TOTAL or any of TOTAL’s Affiliates (any such Third Party, a “Third Party Subcontractor”, and/or to any of TOTAL, or any of its Affiliates, in its capacity as subcontractor to Company, a “TOTAL Subcontractor”) have made rights under:

(a) the licenses in Section 2.A(i)(a) and (c), as are reasonably necessary or materially useful for such Subcontractor to Manufacture the JV Jet Products

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for Company, including without limitation, if reasonably necessary or materially useful for the relevant activity, use of the Commercial Farnesene Strain(s); and

(b) the license in Section 2.A(i)(b), on and after the date on which such license may be practiced, as reasonably necessary or materially useful for such Subcontractor to exercise such license for Company to modify or improve the Farnesene Strain(s) for the Field.

Any Subcontractor shall represent, warrant and covenant that its Manufacture and supply of farnesene or the applicable JV Jet Product (or intermediate thereof) to Company will be conducted in accordance with the specifications and instructions provided by Company and all applicable Legal Requirements.

(iii) Common Provisions.

(a) Any sublicense or Subcontractor agreement entered into by Company shall be in writing and contain (1) terms that are consistent in all material respects with this Agreement; (2) reasonable confidentiality terms that obligate the sublicensee or Subcontractor to comply with provisions regarding non-disclosure and non-use of AMYRIS Confidential Information at least as restrictive as those of this Agreement; (3) if the sublicensee or Subcontractor will have access to any Company Strain (such a Person or any other Person that has access to any Company Strain, a “Strain Recipient”), material transfer and use restrictions on the Company Strains consistent with those as described in Section 2.E below, and, without limitation of Section 3.A, such other provisions governing intellectual property as may be agreed in writing by Company and AMYRIS, on a case-by-case basis; (4) a covenant limiting the practice of the licenses to the Field, all as described in Section 4.B(iii) below; (5) provisions regarding reporting, audit and inspection rights, including those to protect AMYRIS Farnesene Production IP and the Company Strain(s), including as described in Section 2.F; and (6) provisions to effect the transfer to Company (or at the request of AMYRIS, to AMYRIS) of rights to any intellectual property with respect to which AMYRIS is entitled to ownership, as described in Section 3.A hereof).

(b) Each sublicense or Subcontractor agreement and any other agreement that relates to use of a Strain with a Strain Recipient shall further provide that AMYRIS shall be a third party beneficiary of such agreement by a right to directly enforce against the sublicensee or Subcontractor or other Strain Recipient an uncured material breach of such agreement, as the case may be, if and solely to the extent that (1) such a breach relates to activities conducted with farnesene made by a Company Strain, and (2) Company fails to act reasonably and as expeditiously as possible under the circumstances to address any such breach (provided that such failure to act expeditiously is not the result of any action or inaction on the part of AMYRIS). For the avoidance of doubt, the foregoing sentence shall not be deemed to limit any right of any AMYRIS member of the board of managing directors of Company to act in the best interests of Amyris in making any determination as a managing director. Each sublicensee of Company hereunder and each Company Affiliate shall also be required to so designate AMYRIS as a third party beneficiary in any of its agreements with any Strain Recipient.

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(c) Except as otherwise agreed by AMYRIS and Company, each sublicensee and Subcontractor and any other Strain Recipient in any agreement described in clause (b) above shall be required (1) to obtain and maintain insurance at least as great as required to be held by Company pursuant to Section 5.B hereof and (2) to indemnify and hold harmless Company, AMYRIS and TOTAL and their respective directors, officers, employees and agents from and against any and all Third Party claims, suits and proceedings to the extent that such claims, suits and proceedings arise out of, are based on, or result from its willful misconduct or gross negligence or a breach of any provision of Subcontractor’s or sublicensees or Strain Recipient’s agreement with Company (or its Affiliates or sublicensees), including any representation, warranty or covenant thereunder.

D.                Technology Transfer and Escrow.

(i) Commercial Technology Transfer. Following the designation of a Program Strain, to facilitate the practice by Company of the licenses granted herein, at Company’s written request and expense, AMYRIS shall deliver to Company the Program Strain and with regard to the then current process for the Manufacture of JV Jet Products using such Program Strain and the documentation specified on Exhibit A (“Commercial Technology Transfer Package”).

(ii) Commercial Strain Technology Transfer Assistance. At Company's request and expense, to facilitate the practice of the licenses granted to Company, following the designation of the first Program Strain, AMYRIS shall provide to Company (or its designee) a one-time site-specific technology transfer of the then-current Manufacturing process for the JV Jet Products using the Program Strain, which technology transfer shall include training and on-site support (by persons directly involved in the development, use, scale-up and/or operation of the AMYRIS Licensed IP to implement the practice of the AMYRIS Licensed IP and achieve steady state production of farnesene and/or farnesane).

(iii) Escrow. At Company’s expense, AMYRIS will deposit (on the timing specified below) with a mutually agreed Third Party escrow agent (the “Escrow Agent”), pursuant to one or more escrow agreements entered by such Escrow Agent, AMYRIS and Company the following (collectively, the “Escrowed Materials” and each escrowed Strain, a “Banked Strain”):

(a) Continuing until the earliest of (1) the twentieth anniversary of the Effective Date, (2) the date six (6) months after the date on which Company has the right to practice the license set forth in Section 2.A(i)(b), and (3) the achievement of a Successful Commercial Transfer, AMYRIS shall escrow the following materials: the Intermediate Strain(s) and the then current process for the Manufacture of JV Jet Products using the Intermediate Strain(s) including the documentation specified on Exhibit B (“Initial Package”). The Initial Package shall be escrowed no later than within ninety (90) days of the Effective Date, and at least semi-annually thereafter until the occurrence of the earliest of clauses (1) - (3) of this Section 2.D(iii)(a), AMYRIS shall update the Initial Package to reflect the then current process for the Manufacture of JV Jet Products using the then current Intermediate Strain(s).

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(b) No later than thirty (30) days after the Parties’ designation of each Program Strain, if any, AMYRIS shall escrow the following materials: such Program Strain and the then current process for the Manufacture of JV Jet Products using such Program Strain, including without limitation, the documentation specified on Exhibit A.

(c) Company may, from time to time, obtain access to the Escrowed Materials (at the location of the Escrow Agent) for audit purposes, i.e. to verify that the Escrowed Materials have been properly submitted and stored (provided that if AMYRIS requests, Company’s representative may be accompanied by AMYRIS’ representative during such audit), and upon request of Company and at the Company’s expense, AMYRIS shall cause the Escrowed Materials to be sent to an independent laboratory reasonably agreed to by the Parties to allow testing and to evidence that the Banked Strains remain viable and continue to produce farnesene at expected yields, in which case such laboratory shall be considered a Strain Recipient for purposes of this Agreement.

(d) Company will have the right to a release of the Escrowed Materials from the Escrow Agent at such time as Company is entitled to exercise the license granted in Section 2.A(i)(b).

(e) AMYRIS’ obligations to escrow under this Agreement, including the Intermediate Strain(s), the Initial Package, and, if applicable, the Program Strain(s) and the Commercial Technology Transfer Package, shall terminate six (6) months after the date on which Company has the right to practice the license set forth in Section 2.A(i)(b). Thereafter, the Company shall be responsible for maintaining the Strains and information that were the subject of the Successful Commercial Transfer. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall Company receive more than an aggregate of fourteen (14) Banked Strains.

(f) Any dispute between the Parties regarding the deposit of any Escrowed Materials or the access to any Escrowed Materials shall be resolved as provided in Section 8.A, B and D.

(iv) Thirty (30) days after the date on which Company has the right to practice the license set forth in Section 2.A(i)(b), AMYRIS shall deliver to Company (a) for each of the Banked Strains, detailed written (or electronic) information regarding its ancestor and lineage, a description of each of the changes (e.g., random, rational or directed modifications) made to such strain, the types of changes (e.g., deletion, insertion, ploidy) and the locus of each genetic modification, and (b) a family tree showing the genetic relationships between all Strains studied or prepared in connection with the activities performed under the Collaboration Agreement, to enable Company to utilize the license granted in Section 2.A(i)(b).

(v) For clarity, the information, know-how and materials disclosed by AMYRIS in any technology transfer or otherwise hereunder shall only be used by Company and its Affiliates and sublicensees and Subcontractors pursuant to the applicable license(s) granted in Section 2.A above and such disclosure is not intended to grant any other rights of use, express or implied.

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(vi) At the time of delivery of the Initial Package or the Commercial Technology Transfer Package, as the case may be, Amyris shall also provide to the Company, upon its request, the then current capital costs at AMYRIS’ Brotas plant and its then current operating expenses for farnesene production.

E.                 Strain Restrictions. During the Term except as expressly provided in this Agreement (e.g., Sections 2.A(i)(b)), without the express written consent of AMYRIS, Company shall:

(i) not, and shall not allow any other Person to, (a) engage in the further optimization of any Commercial Farnesene Strain(s), including using any strain engineering or method of genetic manipulation by any means other than random mutagenesis, and (b) use any other Company Strain other than pursuant to the license set forth in Section 2.A(i)(b), if applicable;

(ii) not, and shall not allow any other Person to, except as expressly permitted in this Agreement, (a) reverse engineer any Company Strain(s), (b) engineer any other strain from the Commercial Farnesene Strain(s) (c) use any Company Strain, or (d) distribute, disclose or transfer any Company Strain, or any AMYRIS Licensed IP, with respect to subsections (a) and (b) of this Section 2.E(ii), for any purpose; and with respect to subsections (c) and (d) of this Section 2.E(ii), for any purpose outside of the scope of licenses granted in Section 2.A above and the subcontracting rights set forth in Section 2.C, and in all such cases, such activities shall be subject to the terms of this Agreement;

(iii) handle, and cause any Strain Recipient to handle, the Company Strain(s) in a safe and prudent manner, in accordance with applicable law and regulations and guidelines used by AMYRIS in its own activities involving the Company Strains, as provided by AMYRIS to Company;

(iv) not distribute, disclose or transfer (or permit to be distributed, disclosed or transferred) the Intermediate Strain(s) or any other Strain that is a genetic manipulation or modification of any Intermediate Strain (other than the Commercial Farnesene Strain(s) which the Company may use as described below) in connection with the exercise of its license under Section 2.A(i)(b), if applicable, to any other Person (except pursuant to and in accordance with this Agreement) or to any location other than the following countries: Australia, Brazil, Canada, Japan, Mexico, South Korea, United States, or the countries that are members of the European Union as of the Effective Date, a listing of which is provided on Exhibit D. For clarity, it is understood and agreed that the Company and its designees may conduct any licensed activities involving the practice of the licenses granted to Company under Section 2.A(i)(a), (c) or (d) (e.g. use of a Commercial Farnesene Strain for production of JV Jet Products as well as any downstream processing of JV Jet Products) in any location such entities deem appropriate; provided, if the Company or its designees intend to conduct the Manufacture of farnesene in any country other than: Australia, Brazil, Canada, Japan, Mexico, South Korea, United States and the member countries of the European Union which are listed on Exhibit D, the Company shall notify AMYRIS at least sixty (60) days prior to the selection of the applicable country as a farnesene manufacturing location. If AMYRIS believes that the

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farnesene Manufacture in such identified country would pose material risk that the conduct of such activities could jeopardize any Commercial Farnesene Strain, including loss of trade secret status with respect to the Commercial Farnesene Strain or any material information with respect thereto or to the related manufacturing process, AMYRIS shall identify such risks with particularity and provide reasonable evidence that the existing precautionary measures provided in this Agreement are insufficient with respect to such material risks. In any such case, the Parties shall discuss in good faith such risks and other reasonable precautionary measures that could be taken to mitigate such risks. In the event the Parties agree on such other precautionary measures, then such measures shall constitute the “Precautionary Measures”. In the event the Parties do not agree on whether any Precautionary Measures should be established or the nature of such Precautionary Measures, either Party may refer the matter to the dispute resolution procedures under Sections 8.A and 8.B for determination of (a) whether any Precautionary Measures should be established and (b) if so, the nature of such Precautionary Measures. Company shall implement any Precautionary Measures (whether mutually agreed or established pursuant to the preceding sentence) prior to engaging in the licensed activities in the applicable country and shall maintain any such Precautionary Measures in place for so long as such activities are being conducted;

(v) ensure that any sublicensee, Subcontractor or Strain Recipient shall be expressly bound in writing to the provisions set forth in this Section 2.E; and

(vi) With regard to Company’s exercise of its license in Section 2.A(i)(b), the terms in this Section 2.E supersede any and all limitations on Company’s ability to modify or optimize the Farnesene Strain(s) using only random mutagenesis that are contained in other contracts between the Parties or between TOTAL and Amyris, including without limitation, those set forth in Section 6.6(a) of the Collaboration Agreement.

F. Reporting, Audit and Inspection Rights. This Section 2.F shall apply to any Third Party that Manufactures farnesene for Company (each a “Third Party Manufacturer”) or, if the Company Manufactures JV Jet Products itself, to the Company and to any other Strain Recipient. AMYRIS shall have the right, upon reasonable prior notice and during normal business hours, at agreed times to inspect those portions of facilities at which farnesene is Manufactured or where any Company Strain is used where such activities occur, and the books and records of Third Party Manufacturer or Company or other Strain Recipient, as applicable, relating specifically to such Manufacture or any Company Strain, including any Manufacturing batch records for the Manufacture of farnesene. At the request of any Third Party Manufacturer, AMYRIS shall enter into a customary confidentiality agreement with the Third Party Manufacturer in form and substance reasonably acceptable to the Manufacturer to keep the results of such inspection confidential, provided that AMYRIS may (i) share with Company the results of any such inspections, and (ii) use and disclose such results to the extent reasonably necessary to enable Company to enforce its rights under its contract with the Third Party Manufacturer. Company or any Third Party Manufacturer, as applicable, shall deliver to AMYRIS a once-monthly summary report relating to any Manufacture conducted using any Company Strain

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and such other customarily-maintained information regarding such Manufacture as may be reasonably requested by AMYRIS.

G.                No Implied Rights. For the avoidance of doubt, (i) Company and its Affiliates shall have no right, express or implied, with respect to any intellectual property rights of AMYRIS or any of its Affiliates, except as expressly provided in this Agreement or the Collaboration Agreement and (ii) AMYRIS and its Affiliates shall have no right, express or implied, with respect to any intellectual property rights of Company or any of its Affiliates, except as expressly provided in this Agreement or the Collaboration Agreement.

H.                By-Products.

(i) As used in this Section, “Third Party Conflict” is a conflict between (a) a proposed grant of a non-exclusive license to the Company under Section 2.A(i)(d) with respect to a potential Known By-Product or Known By-Product and (b) a written agreement between AMYRIS and a Third Party granting an exclusive license or other exclusive commercial rights (e.g. non-competition) to such Third Party for the applicable potential Known By-Product or Known By-Product for one or more uses, which contractual right is in effect at the time of designation of the applicable By-Product as a Known By-Product, which written agreement either (x) precludes designating such By-Product as a Known By-Product for any uses, or (y) excludes one or more uses from the Company’s non-exclusive license for such Known By-Product(s) for one or more specific uses (including the making of a particular Known By-Product from a non-conflicting By-Product and using such Known By-Product for one or more specific excluded uses). In the event that a Third Party Conflict exists for some but not all uses for a particular Known By-Product, the Third Party Conflict shall only apply to these limited uses.

(ii) As used in this Section, a “Potential Third Party Conflict” is a conflict between (a) a proposed grant of a non-exclusive license to the Company under Section 2.A(i)(d) with respect to any potential Known By-Product or Known By-Product, and (b) any arrangement that AMYRIS is negotiating in good faith with a Third Party pursuant to a written term sheet in which AMYRIS has offered to grant an exclusive license or other exclusive commercial rights (e.g. non competition) with regard to any such By-Products for one or more uses, and timely notified the Company pursuant to Section 2.H(iii) below, provided that such term sheet (whether or not binding) either (x) precludes designating such By-Product as a Known By-Product or (y) specifically excludes one or more uses from the Company’s non-exclusive license for such Known By-Product(s) (including the making of a particular Known By-Product from a non-conflicting By-Product and using such Known By-product for one or more specific excluded uses). If there is a Potential Third Party Conflict, the applicable By-Product shall not be designated as a Known By-Product (or in the case of a Known By-Product as of the Effective Date, shall be suspended unless and until the first to occur of: (a) AMYRIS ceases such negotiations, or (b) AMYRIS has not completed such negotiations with the Third Party with which it was negotiating as of the date of AMYRIS’ notice of the Potential Third Party Conflict within twelve (12) months after such receipt or delivery of notice (the “Negotiation Period”). If AMYRIS timely concludes such negotiations and enters a definitive agreement with such Third Party, then the Potential Third Party Conflict with respect such agreement would become a Third Party

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Conflict. In the event that a Third Party Conflict exists for some but not all uses for a particular Known By Product, the Third Party Conflict shall only apply to these limited uses.

(iii)  Within three (3) weeks after the Effective Date, AMYRIS shall notify the Company of all Third Party Conflicts with respect to the Known By-Products identified as of the Effective Date and Total, on the behalf of the Company, may, at its election, initiate the verification process as provided for in Section 2.H.(vii). With respect to Known By-Products identified as of the Effective Date, AMYRIS shall not enter into any term sheet that would conflict with the rights granted to the Company hereunder and/or any exclusive agreement with any Third Party after the Effective Date.

(iv) During the Term of this Agreement, if (x) AMYRIS in the course of performing the Biofene Development Project or (y) the Company identifies any By-Products that are not then Known By-Products, it shall notify the other Party in writing and identify such By-Product (by chemical structure, if possible, and if not, by some other unambiguous manner of characterization) and prevalence relative to the JV Jet Product. Upon receipt of such notice, such By-Product shall be designated as a Known By-Product (and listed on Exhibit E) unless, within forty-five (45) days of AMYRIS’ receipt or delivery of such notice, AMYRIS notifies the Company of a Third Party Conflict(s) with respect to such By-Product that prevents such By-Product from being designated as a Known By-Product, in which case such By-Product will not be designated as a Known By-Product, except as otherwise provided in this Section 2.H.

(v) If AMYRIS fails to identify a Third Party Conflict or Potential Third Party Conflict within the applicable time frame set forth above, with respect to (a) a particular potential Known By-Product, then such potential Known By-Product shall be a Known By-Product and automatically be listed on Exhibit E hereto, and (b) a Known By-Product, then any such unidentified Third Party Conflict shall not limit the Company’s non-exclusive license hereunder with regard thereto.

(vi) If at any time a Potential Third Party Conflict and/or a Third Party Conflict, as applicable, that previously existed has, in part or in whole, been reduced or eliminated for one or more Known By-Products or for any By-Product denied designation as a Known By-Product, AMYRIS will within thirty (30) days notify the Company in writing, identifying for each By-Product all remaining limitations on such use, and the list of Third Party Conflict(s) will, with regard to such affected By-Products, be automatically modified accordingly.

(vii) In the event that Company desires verification of the scope or applicability of any Third Party Conflict with respect to any particular Known By-Product or By-Product denied designation as a Known By-Product, then on or after receipt of notice of the applicable Third Party Conflict, the Company shall notify AMYRIS in writing, and AMYRIS shall make available a copy of all terms of the agreement(s) entered by AMYRIS with Third Parties, which terms give rise to the Third Party Conflict(s) at issue, and any ancillary provisions necessary to fully interpret such Third Party Conflict(s), to a mutually acceptable, conflict-free attorney practicing in the United States at a nationally recognized

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law firm and who has an college or advanced degree in chemistry for the sole purpose of determining whether AMYRIS has accurately described the scope or applicability of the license grant or other restrictions that comprise the Third Party Conflict(s) with regard to the applicable Known By-Product or By-Product denied designation as a Known By-Product so that the Company can be informed of the information described in the following sentence. Subject to obligations of confidentiality to AMYRIS, such attorney may disclose to the Company, with respect to any particular Known By-Product or By-Product denied designation as a Known By-Product, the scope of the license(s) and applicable restrictions (including, the uses, geographies and time periods) comprising the Third Party Conflict under the applicable Third Party agreement, but not the provisions themselves. The costs of any such determination shall be borne by the Company (or its designee).

(viii) In the event that there are limits on the ability of the Company to commercialize a particular Known By-Product or By-Product denied designation as a Known By-Product due to Third Party agreements previously entered by AMYRIS, at the request of the Company, AMYRIS and the Company shall discuss in good faith structures and, if possible, terms for the commercialization of such Known By-Product or By-Product denied designation as a Known By-Product, consistent with AMYRIS’ existing obligations to Third Parties.

I.                   License to AMYRIS. Subject to the terms of this Section 2.I, Company hereby grants to AMYRIS a non-exclusive, worldwide, sublicenable, fully-paid up, royalty-free right and license under the Company Independent Strain Engineering Patents to develop Strains to Make and Sell isoprenoids except farnesene for use in or as JV Jet Products; however, the license with respect to Diesel Products (as defined in the EU Diesel Fuel License Agreement) shall be subject to the limitations in Section 2.A(iii) of the EU Diesel Fuel License Agreement. The license granted to AMYRIS herein may not be terminated other than as specified in this Section. In the case of a material breach (but only in the case of a material breach) of the relevant license, Company shall have the right to terminate the license in accordance with the following. If Company believes any such breach by AMYRIS has occurred, Company shall within thirty (30) days provide written notice to AMYRIS describing the specific alleged material breach. If a material breach is not cured within sixty (60) days of AMYRIS’s receipt of such notice, then Company may terminate the applicable license with further written notice to AMYRIS (A) immediately at the end of such sixty (60) day period, if AMYRIS has not contested the allegation, or (B) if AMYRIS has contested such allegation, only upon a final written determination, if any, of an arbitrator in a proceeding subject to Section 8.B that an uncured material breach has occurred. For clarity, in the case of any dispute between the Parties as to whether any uncured material breach has occurred that would permit Company to terminate the license, no notice of termination may be given and no such termination shall be effective until the final resolution of a dispute resolution proceeding conducted pursuant to Section 8.B, and such license may only be terminated if the arbitrator finally determines an uncured material breach has occurred. For purposes of determining whether a material breach that would trigger a right of termination under Section has occurred, any Affiliate of AMYRIS shall be treated as if it was AMYRIS.

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In the event that any subcontractor or sublicensee of AMYRIS violates this Section, then such violation may provide a basis for a material breach and termination of this license, but only if AMYRIS fails to use commercially reasonable efforts to cure such breach, which efforts may include terminating its agreement with such subcontractor or sublicensee and initiating and continuing to pursue appropriate legal action to stop such unauthorized activity. Unless terminated as set forth in this Section, the foregoing license shall remain in effect after a termination of this Agreement by AMYRIS under Section 7.C. Each agreement in which AMYRIS grants a sublicense under, or authorizes a subcontractor to practice, any Company Independent Strain Engineering Patents shall require such subcontactor or sublicensee to agree that Company shall be an intended third party beneficiary of such agreement with a right to directly enforce against the sublicensee or subcontractor any uncured material breach of such agreement, to the extent that (1) such a breach relates to a breach of the scope of the sublicense under the Company Independent Strain Engineering Patents and (2) AMYRIS fails to act reasonably to remedy any such breach. In all cases, Company shall have the rights to seek any remedies available at law or in equity for any breach.

J.                 Consequences of Amyris Competitor Control of the Company. Except in the case of an assignment of the Agreement to an AMYRIS Competitor that is an Affiliate of TOTAL in compliance with Section 9.E, if an AMYRIS Competitor owns, directly or indirectly, the majority of the Voting Shares of the Company, then as of the effective date of the acquisition of such majority of Voting Shares of the Company (the “Transition Date”), the licenses granted to the Company with respect to (a) AMYRIS Licensed IP, including any AMYRIS Farnesene Production IP, and (b) any Strain Improvement Technology, shall not include Inventions first made or generated after the Transition Date, or intellectual property rights relating to such Inventions (collectively, the “Excluded Inventions”). In addition, except in the case of an assignment of the Agreement to an AMYRIS Competitor that is an Affiliate of TOTAL in compliance with Section 9.E, notwithstanding anything herein, the Company shall have no rights, and AMYRIS shall have no obligations, hereunder with respect to any Excluded Inventions.

ARTICLE 4. OWNERSHIP AND PATENT MATTERS

A.                Ownership.

(i) Biofene Development Project Inventions.  Company acknowledges that the intellectual property ownership provisions in the Collaboration Agreement establish the ownership of Inventions developed, conceived, or reduced to practice in whole or in part by AMYRIS and/or TOTAL in the performance of the Biofene Development Project or the Collaboration Agreement.  Other than the licenses granted herein, the Company acknowledges and agrees that it has no, and shall not acquire any, ownership of or other rights to any Inventions developed, conceived, or reduced to practice in whole and/or in part by AMYRIS and/or TOTAL in the performance of the Biofene Development Project or under the Collaboration Agreement.

(i) Company Inventions. Unless otherwise agreed in writing by the Parties, the Company shall be the sole owner of any Inventions that are conceived and

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reduced to practice by the Company or its Affiliates, subcontractors, or Sublicensees, including any conceived and reduced to practice by the Company or its Affiliates, subcontractors, or Sublicensees in the practice of the licenses in Section 2.A(i), and any such intellectual property shall not be Collaboration IP (as defined in the Collaboration Agreement).  For clarity, notwithstanding the license from the Company under Section 2.I, Amyris (and its Affiliates and sublicensees of such license) shall not by virtue of such license be considered as Sublicensee(s) of the Company.

(iii) Assignment. In furtherance of the provisions of Section 3.A(i) above, Company hereby assigns, without further consideration, (a) to AMYRIS, all right, title and interest that Company may have from time to time (other than by virtue of the license grants in Section 2 above) in any intellectual property that the Collaboration Agreement allocates sole ownership to AMYRIS, and (b) to AMYRIS and TOTAL, jointly all right, title and interest that Company may have from time to time (other than by virtue of the license grants in Section 2 above) in any intellectual property that the Collaboration Agreement allocates joint ownership to AMYRIS and TOTAL. With respect to Inventions that are the subject of Section 3.A(i) above, each Party agrees, at the request and expense of the requesting Party, to execute all documents and take all actions reasonably requested by the other Party from time to time to perfect title to and the ownership interest of the requesting Party in a manner consistent with the allocation of ownership set forth in Section 3.A(i).

B.                 Prosecution and Maintenance of Patents.

(i) Collaboration Agreement. Company agrees that with respect to the Inventions deemed to be Collaboration IP pursuant to 3.A(i) above, the patent prosecution and maintenance provisions of Section 6.8 of the Collaboration Agreement apply with respect to any Patents filed with respect thereto.

(ii) Patent Maintenance. AMYRIS shall comply with the terms of Section 4.D(i) below.

(iii) Company-Owned Patents. Company shall at its discretion and expense, conduct and be responsible for the prosecution and maintenance of patent applications it files with respect to Inventions owned by it pursuant to Section 3.A(ii) above.

C.                 Information Rights.

(i) Status Reports. Following execution of a common interest agreement contemplated in Section 3.F, AMYRIS shall provide to the Company at least quarterly, or on such other schedule as the Parties may agree, a status report on the prosecution and maintenance of patent applications and patents within the AMYRIS Licensed IP. In addition, AMYRIS shall provide Company with periodic updates regarding Inventions (including intellectual property) generated in connection with the Biofene Development Project and/or that specifically relate to JV Jet Products, decisions to file (or not file) patent applications with respect to such Inventions, and the status of any patent

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applications filed with respect to such Inventions.

(ii) Review Rights. To allow the Company to be informed with respect to AMYRIS Licensed IP licensed to Company under this Agreement, Company shall have the right, on reasonable notice, to inspect and review the following records maintained by AMYRIS relating to the information contained in those certain Biofene Development Project weekly reports and quarterly reports provided under the Collaboration Agreement and the associated documentation forming the basis of such reports, including at least, standard operating protocols, procedures, batch records, reports regarding deviations, laboratory notes, bioinformatic and genomic data, detailed fermentation performance data in the laboratory, pilot plant or manufacturing runs, in each case, solely to the extent necessary (or in the case of the AMYRIS Farnesene Production IP included therein, materially useful) for Company (or its sublicensees or Subcontractors) to exercise its rights or perform its obligations under this Agreement and, for clarity, provided that AMYRIS shall not be required to create any documents not already in existence for the sole purpose of complying with this clause 3.C(ii).

D.                Patent Enforcement.

(i) Notice. Each of AMYRIS and Company shall promptly notify the other in writing of any existing or threatened infringement or misappropriation by any Third Party of any AMYRIS Licensed IP licensed to Company under this Agreement, which infringement or misappropriation could reasonably be expected to have a material adverse effect on the ability of the Company or its designees to Make and/or Sell one or more JV Jet Products (“Infringement”) of which it becomes aware, and upon reasonable request (and subject to an applicable common interest agreement) shall provide all evidence in its possession demonstrating such Infringement (other than information that such Party is prevented from disclosing due to confidentiality or other similar obligations).

(ii) Collaboration Agreement. Company agrees that the patent enforcement provisions of Section 7.2 of the Collaboration Agreement shall govern any intellectual property that is the subject thereof and agrees to be bound by such provisions, except as expressly provided below.

(a) AMYRIS. AMYRIS shall have the first right (but not the obligation) to enforce any issued Patent(s) within the AMYRIS Licensed IP claiming the use of any JV Jet Product(s) in the Field, including without limitation (1) US Patent No. 7,399,323 and/or US Patent No. 7,846,222 (and any foreign equivalents), and/or (2) any issued Patent that is within the AMYRIS Licensed IP and comprises Collaboration IP developed by or on behalf of Company, in each case, against any Third Party infringement (including any declaratory judgment with respect to Third Party non-infringement) that would adversely affect the business of Company relating to JV Jet Products in the Field and to conduct the defense in connection with any such action. At the request of AMYRIS or Company, Company and AMYRIS shall discuss means to cease any such infringement. If AMYRIS fails to commence a proceeding to cease any such infringement within one hundred twenty (120) days of becoming aware of such an infringement, Company shall have the right to commence and control proceedings to cease any such infringement. In

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each case, the enforcing Party may retain any damages recovered in any such proceeding. In any enforcement proceeding that is the subject of this Section 3.D(ii)(a), Company (and its Affiliates and sublicensees) or AMYRIS, as the case may be, shall join in any such proceeding, at the enforcing Party's request or if required by applicable law, in each case at the enforcing Party’s expense. In a case in which Company is enforcing under this Section 3.D(ii)(a), AMYRIS and Company shall seek to develop a litigation strategy that will cease the infringement while limiting any adverse impact on the other businesses of AMYRIS or any of its Affiliates or licensees.

(b) Company. For any Patents or other intellectual property owned by Company, Company shall have the sole right, at its expense, to enforce and defend such Patents or other intellectual property (including without limitation, any declaratory judgment actions) and to retain any recovery.

(c) Cooperation. In connection with any claim, suit or proceeding subject to this Section 3.D (including per Section 7.2 of the Collaboration Agreement), the Parties shall cooperate with each other (in the case of enforcement by Company, at the expense of Company) and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

(d) Settlement. In connection with any claim, suit or proceeding subject to this Section 3.D(ii), neither Party shall enter into any settlement agreement with any Third Party that would conflict with rights granted to the other Party under this Agreement, or impose any obligations on such other Party (beyond those already included herein), without the prior written consent of such affected Party, which consent shall not be unreasonably withheld.

E.                 Infringement of Third Party Rights.

(i) If a JV Jet Product becomes the subject of a claim or assertion of infringement of a Third Party Patent granted in any jurisdiction, the Party first learning of such claim or assertion shall promptly notify the other Party in writing, and shall provide all information relating thereto (other than information that such Party is prevented from disclosing due to confidentiality or other similar obligations).

(ii) In the event of such a Third Party claim of infringement, any Party that is the subject of such claim or assertion under this Section 3.E may defend itself in its sole discretion and at its sole expense; provided, however, that (a) the Party that is the indemnifying Party with respect to such claim pursuant to the terms of Section 5 or (b) the Party designated in writing by the Parties may control the conduct of any proceeding and in such case the procedures set forth in Section 5.A shall govern the defense of such action. In any such case, the Indemnified Party shall cooperate with the Indemnifying Party with such defense; provided, if there is a conflict of interest between the Parties, the Indemnified Party shall be entitled to be represented by separate counsel at the Indemnifying Party’s expense. In a case in which Company is defending an action under this Section 3.E(ii)(b), AMYRIS and Company shall seek to develop a litigation strategy to defend the claim while limiting any adverse impact on the other businesses of AMYRIS or any of its Affiliates or

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other licensees.

(iii) In connection with any such claim of infringement, Company and AMYRIS shall cooperate in the defense of any such action at the request and expense of the Party controlling such action, unless there is a material conflict of interest that would prevent such cooperation.

(iv) In connection with any claim, suit or proceeding that is the subject of this Section 3.E, neither Party shall enter into any settlement agreement with any Third Party that would conflict with rights granted to the other Party under this Agreement, or impose any obligations on such other Party (beyond those already included herein), without the prior written consent of such affected Party, which consent shall not be unreasonably withheld.

F.                  Common Interest Disclosures and Agreement. With regard to any information, materials or opinions disclosed relating to the freedom to operate under the licenses granted hereunder, which information, materials or opinions are regarding intellectual property or technology owned by Third Parties that may affect the conduct of Company and the activities contemplated by this Agreement, the Parties agree that they have a common legal interest in determining whether, and to what extent, such Third Party intellectual property rights may affect the conduct of Company and the activities contemplated by this Agreement, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to Company. All such information, materials and opinions will be treated if applicable as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity from discovery that may otherwise be applicable. By sharing any such information, materials or opinions, neither Party intends to waive or limit any privilege or immunity from discovery that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party. In addition, with regard to (i) the prosecution of Patents for intellectual property developed, conceived, or reduced to practice by or on behalf the Company and governed by the Collaboration Agreement and (ii) other relevant matters, the Parties shall enter into (with TOTAL) a reasonable common interest agreement, with the consent to the terms not to be unreasonably withheld.

ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS

A.                Mutual Representations and Warranties. Company hereby makes the following representations and warranties to AMYRIS, and AMYRIS hereby makes the following representations and warranties to Company, in each case as of the Effective Date:

(i) It is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. It has all requisite corporate power and authority to own its respective properties and to carry on its respective business as conducted as of the date of this Agreement and as proposed to be conducted. It has the

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requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) All corporate action on the part of it, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, has been taken or shall be taken prior to the date of this Agreement, and this Agreement, when executed and delivered by it, shall constitute a valid and legally binding obligation of it, enforceable against it in accordance with its terms except to the extent that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights generally and (b) the remedy of specific performance or injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The execution, delivery and performance of this Agreement (with or without the giving of notice, the lapse of time or both) and the consummation of the transactions contemplated hereby, (a) do not require the consent of any Third Party; (b) do not conflict with, result in a breach of, or constitute a default under, its organizational documents or any other material contract or agreement to which it is a party or by which it may be bound or affected; and (c) do not violate in any material respect any provision of applicable law or any order, injunction, judgment or decree of any Governmental Entity by which it may be bound, or require any regulatory filings or other actions to comply with the requirements of applicable law, except to the extent that either Party is required to file any notification pursuant to applicable anti-trust or competition laws. It is not a party to, nor is it bound by, any agreement or commitment that prohibits the execution and delivery of this Agreement.

(iv) No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting it are pending or threatened, and it has not made any assignment for the benefit of creditors or taken any action in contemplation of, or which would constitute the basis for, the institution of such insolvency proceedings.

(v) There is no action, suit, proceeding or investigation pending or threatened against it which questions the validity of this Agreement. It is not in violation of any applicable law in respect of the conduct of its business or the ownership of its properties which violation would have a material adverse effect on its business or the ownership of its properties, and it shall undertake its obligations hereunder in accordance in all material respects with applicable law.

B.                 Covenants of Company. During the Term:

(i) Company and its Affiliates shall have valid arrangements with all of its Subcontractors, consultants and employees that are enforceable in accordance with its terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally, and are sufficient to assign all of their rights, title and

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interest in and to all Inventions or other technology or intellectual property developed or created by them in connection with this Agreement to Company or its Affiliates, as applicable, in order to effect the ownership principles set forth in Section 3.A.

(ii) Company shall not enter into any agreement, contract, lease, license, instrument or other arrangement with a Third Party that results in a breach of or constitutes a default under this Agreement.

(iii) Company and its Affiliates, Subcontractors, and sublicensees shall not (a) exercise the licenses granted in Section 2.A outside the Field or (b) knowingly sell JV Jet Products to customers for use outside the Field.

(iv) Company shall not, and shall use reasonable efforts to ensure that its Affiliates, Subcontractors, sublicensees and customers do not, use or sell any JV Jet Product for any use outside the Field.

C.                 Representations and Warranties of AMYRIS. AMYRIS represents and warrants, as of the Effective Date, that:

(i) AMYRIS and/or its Affiliates (a) owns and possesses sufficient right, title and interest in the AMYRIS Licensed IP to grant the rights granted herein, (b) has a valid and enforceable written license to the AMYRIS Licensed IP that includes the right to sublicense to the extent of the licenses granted herein and/or (c) has obtained all necessary consents of any Third Party required, for AMYRIS and/or any of its Affiliates to grant the licenses and sublicenses to Company with respect to the AMYRIS Licensed IP granted herein.

(ii) The non-financial terms of this Agreement are no less favorable than those licenses that AMYRIS grants to other partners for the Manufacture of farnesene and/or farnesane.

(iii) AMYRIS has provided to Company an accurate and complete list of all existing agreements between AMYRIS (and/or its Affiliates) and Third Parties that provide to AMYRIS (and/or its Affiliates) licenses or other rights to AMYRIS Licensed IP that AMYRIS believes may be necessary for the practice of the AMYRIS Licensed IP by the Company with respect to the JV Jet Products under the licenses granted in Section 2.A(i)(a) and (c), and has disclosed to the Company all terms in such agreements that would impose any obligations on Company beyond those set forth in this Agreement.

(iv) The AMYRIS Licensed IP is subject to no Liens and/or other restrictions and/or limitations, in each case which would prevent the grant to Company of the licenses set forth herein on the terms and conditions set forth herein, and neither AMYRIS nor any of its Affiliates has granted any Third Party any rights under the AMYRIS Licensed IP or the Strain Improvement Technology in the Field that would conflict with the licenses granted to the Company herein.

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(v) Neither AMYRIS nor any of its Affiliates is in material breach of any of its agreements with Third Parties and no Third Party has notified AMYRIS and/or any of its Affiliates of any material breach of such Third Party Agreement(s), in each case that remains uncured and which would result in a material adverse effect on the ability of AMYRIS and/or its Affiliates to perform its obligations hereunder. AMYRIS and/or its Affiliates have not received written notice from any licensor under a Third Party Agreement purporting to terminate, and/or restrict the scope of, AMYRIS' rights under such Third Party Agreement by reason of any action and/or omission of AMYRIS and/or its Affiliates.

(vi) Except as provided by AMYRIS to TOTAL prior to the Effective Date, AMYRIS and its Affiliates (a) have not received any communications alleging that any use of the AMYRIS Licensed IP by AMYRIS or any of its Affiliates has violated, infringed or misappropriated or would violate, infringe or misappropriate any of the intellectual property of any other person or entity and (b) has no Knowledge of any Third Party infringement, misappropriation or violation of any AMYRIS Licensed IP.

(vii) To its Knowledge, there are no pending or issued patent rights of any Third Party that foreclose practice of any AMYRIS Licensed IP for the following purposes: (a) to make farnesene using the Mevalonate Pathway or (b) to Make and Sell JV Jet Products.

(viii) Novvi, per Section 5.2 of the IP License Agreement, has (a) agreed that AMYRIS and/or its Affiliates solely and exclusively own the AMYRIS Biofene Manufacturing Technology and (b) has assigned exclusively to AMYRIS all rights, title, and interest in and to any and all inventions, discoveries, data and information, whether or not copyrightable or patentable, conceived, reduced to practice, made, observed or developed (together with all intellectual property rights related thereto) by or on behalf of Novvi or its Affiliates or sublicensees, solely or jointly with others, or jointly by or on behalf of AMYRIS and Novvi (or their respective Affiliates, employees, sublicensees, contractors, or agents), in each case that are based upon, derived from, incorporating, in connection with, or related to the Amyris Biofene Manufacturing Technology. The “AMYRIS Biofene Manufacturing Technology” are patents and know-how that are controlled by AMYRIS and are necessary or reasonably useful for the development, making (and having made), offering for sale, sale, and importing of farnesene itself, including, but not limited to, Farnesene Strains and any patents and know-how related to the genetic engineering of such Farnesene Strains, the fermentation methods for making farnesene, the methods of recovery of farnesene from fermentation broth, the processes of isolating farnesene directly from fermentation broth, and the methods of purifying farnesene.

(ix) Except as provided by AMYRIS to TOTAL prior to the Effective Date, to AMYRIS’s Knowledge: (a) there is no claim by any Person contesting the validity and/or enforceability of the Patents within the AMYRIS Licensed IP, and/or use and/or ownership of the AMYRIS Licensed IP, is currently outstanding and/or threatened, and (b) there is no pending (i.e., filed and/or requested) interference and/or litigation that involves any of the Patents within the AMYRIS Licensed IP licensed hereunder.

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D.                AMYRIS' Covenants. AMYRIS hereby covenants that during the Term:

(i) AMYRIS and its Affiliates shall timely pay all maintenance costs, annuity payments and similar fees due with respect to all Patents within the AMYRIS Licensed IP issued in the following countries: United States, Europe (in any country(ies) where any European Patent was validated), Brazil, Canada, China, India, and Japan. AMYRIS shall notify Company prior to abandoning any other issued Patents within the AMYRIS Licensed IP with respect to which Company has an enforcement right pursuant to Section 3.D and, subject to rights granted to TOTAL under the EU Diesel Fuel License Agreement, afford Company an opportunity to pay the maintenance fees and annuity payments associated with such Patents and if the Company makes such payments, AMYRIS and each of its Affiliates shall promptly assign to the Company its entire right, title and interest in such Patent. To the extent that AMYRIS has an obligation to assign a Patent to Company under this paragraph and also to assign the same Patent to TOTAL under the EU Diesel Fuel License Agreement, AMYRIS’ obligations under the EU Diesel Fuel License Agreement shall take precedence. AMYRIS shall notify Company if any Patents within the AMYRIS Licensed IP become subject to an interference, reissue, or re-examination. In such event, if AMYRIS elects not to undertake commercially reasonable efforts to respond to such interference, reissue or re-examination and defend the claims at issue, then it shall notify Company and afford Company the right to respond thereto. Notwithstanding the foregoing, Company’s rights with respect to prosecution under this clause (i) shall apply with respect to in-licensed AMYRIS Licensed IP only to the extent that AMYRIS has the right to afford the Company such rights, e.g., AMYRIS controls prosecution of the applicable patent applications or patent rights under the applicable license agreement. To the extent that AMYRIS has an obligation to allow Company to respond to an interference, reissue or re-examination under this paragraph and also to allow TOTAL to respond to the same interference, reissue or re-examination under the EU Diesel Fuel License Agreement, Company agrees that AMYRIS’ obligations under the EU Diesel Fuel License Agreement shall take precedence.

(ii) For so long as any Third Party Agreement is necessary or materially useful for Company to Make and Sell the JV Jet Products using a Commercial Farnesene Strain (“Subject Third Party Agreement”), (a) with respect to Subject Third Party Agreements that are necessary for Company to practice the licenses in Section 2.A(i)(a), (b), or (c), AMYRIS shall, and shall cause each of its Affiliates to, comply with all of its obligations under the Subject Third Party Agreements and will not terminate or amend such Subject Third Party Agreement in each case in any manner which diminishes the licenses to Company or increases any obligations of Company with respect to the AMYRIS Licensed IP that is subject to such Subject Third Party Agreement (“Detriment”) without the consent of Company and (b) with respect to Subject Third Party Agreements that are materially useful for Company to practice the licenses in Section 2.A(i)(a), (b), or (c), AMYRIS shall provide advance written notice to Company in connection with terminating or amending such Subject Third Party Agreement that would result in a Detriment. In addition, AMYRIS will, and will cause each of its Affiliates to, notify Company promptly, if AMYRIS and/or any of its Affiliates receives notice, whether or not there is a cure period, from a Third Party that AMYRIS and/or any of its Affiliates and/or other licensees is in material breach of any such Subject Third Party Agreement if such material breach could

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result in a Detriment, and/or notice from any Third Party which purports to modify and/or terminate any such Subject Third Party Agreement in a manner that would cause a Detriment. AMYRIS will and will cause its Affiliates to take prompt and commercially reasonable steps to cure any such breach. AMYRIS acknowledges that any breach of such Subject Third Party Agreement(s) by AMYRIS and/or its Affiliates may result in damage to Company with respect to the subject AMYRIS Licensed IP, which may include loss of license rights to such AMYRIS Licensed IP and/or monetary damages. For any Subject Third Party Agreement entered into by AMYRIS after the Effective Date that satisfies the criteria above, AMYRIS agrees that it will use commercially reasonable efforts to obtain an agreement from the licensor that Company can continue with its sublicense if the license to AMYRIS under the applicable Subject Third Party Agreement is terminated, that Company may approach AMYRIS' licensors under the Subject Third Party Agreements for the limited purpose of obtaining an agreement from such a licensor that Company can continue with it sublicense if the license to AMYRIS under the applicable Subject Third Party Agreement is terminated, and AMYRIS agrees that it shall facilitate such contact, on Company's request, and AMYRIS will not object to such an agreement.

(iii) AMYRIS shall not enter into any agreement, contract, lease, license, instrument or other arrangement with a Third Party that results in a breach of or constitutes a default under this Agreement or that would conflict with the licenses and rights granted to the Company hereunder.

(iv) No member of the AMYRIS Family other than a Third Party Acquirer shall commercialize, or grant any Third Party any rights to commercialize, any isoprenoid or isoprenoid-derived compound for a Jet Product or otherwise conduct or authorize any activity in conflict with the licenses granted in Section 2, provided that the exercise of its retained rights hereunder as set forth in Section 2.A(iv) above shall not be construed as a violation of this clause (iv).

(v) Company shall not be obligated to pay to AMYRIS any fees of any type (including royalties, milestones, maintenance, sublicense, etc.) beyond any amounts due under Section 2.A(iii) or (vii) or Section 2.B for its use, license, sublicense and/or any other commercial exploitation of the licenses granted Company herein with respect to the AMYRIS Licensed IP.

(vi) AMYRIS shall promptly inform Company if AMYRIS and/or any of its Affiliates becomes aware of any action, suit, investigation and/or proceeding pending and/or threatened before any arbitrator and/or any governmental authority, in each case, to which AMYRIS or any of its Affiliates is a party, which could reasonably be expected to have a material adverse effect on the ability of Company and/or any of its Affiliates to practice any of the rights granted Company in this Agreement.

(vii) Until the expiration or termination of the Collaboration Agreement, AMYRIS shall not, without prior notice to Company, enter into any grant or contract that may provide any government or non-for profit entity any rights (e.g., rights provided to the U.S. Government under 35 U.S. 200 et seq. or any similar provisions of foreign law) to any patent application or patents resulting from work done in connection with such grant or contract that

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would be materially useful in connection with the conduct of the Biofene Development Project or to Manufacture farnesene to make JV Jet Products or to Make and Sell JV Jet Products.

(viii) AMYRIS shall not, and shall not permit any Affiliate to, create, incur, assume or permit to exist any Lien on any Invention within the AMYRIS Licensed IP owned by AMYRIS or its Affiliates as of the Effective Date or hereafter acquired; provided, however, that AMYRIS and its Affiliates shall not be precluded by this clause (viii) from granting licenses to its Affiliates and Third Parties under the AMYRIS Licensed IP, provided that such licenses do not conflict with the licenses and other rights granted to the Company hereunder. For clarity, nothing in this clause (viii) shall restrict the granting by AMYRIS of (a) licenses with respect to products other than JV Jet Products, (b) licenses outside the Field or (c) licenses within the scope of AMYRIS’ retained rights under Section 2.A(iv).

(ix) AMYRIS shall not, and shall not permit any Affiliate to, use any Known By-Product to Make or Sell any JV Jet Product except in connection with the Brazil Jet Business.

(x) AMYRIS shall not amend the terms of the IP License Agreement with regard to its prohibition on Novvi’s sale of its by-products for use as jet fuel (the “Novvi By-Product Restriction”), without the express prior written consent of the Company.

(xi) In the event that the Company or AMYRIS become aware that Novvi has breached the Novvi By-Product Restriction, it shall notify the other providing detailed information. In the event that Novvi breaches the Novvi By-Product Restriction, AMYRIS, upon Company’s written request, agrees to use its best efforts to enforce the Novvi By-Product Restriction against Novvi including, if necessary, promptly commencing legal action against Novvi to cease such breach and recover damages for such breach.

(xii) AMYRIS shall not, and shall not assist (by joining as a party or otherwise) any Third Party to, commence or conduct any legal action against the Company or its sublicensees or Subcontractors for the production of any By-Products in compliance with the terms of this Agreement.

E.                 Disclaimer. Except as provided in this ARTICLE 4, neither Party makes any warranties to the other, whether express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, as to any product or process, or as to the validity or scope of any of intellectual property or that the practice of any of intellectual property will be free from infringement of any patent or other proprietary right of any Third Party or TOTAL or any of its Affiliates.

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ARTICLE 6. INDEMNITY; LIMITATION OF LIABILITY

F.                  Indemnification.

(i) Indemnification by Company. Company shall defend, indemnify, and hold AMYRIS and AMYRIS’ officers, directors, employees, and agents (the “AMYRIS Indemnitees”) harmless from and against any and all damages, liabilities, judgments, recoveries, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses), resulting from any claims, suits, actions or proceedings of any Third Party (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) a breach of any of Company’s representations, warranties, covenants and/or obligations under this Agreement; (b) the willful misconduct or grossly negligent acts of Company or its Affiliates, or the officers, directors, employees, or agents of Company or its Affiliates in connection with its activities under this Agreement; or (c) the exercise by Company of the licenses granted hereunder (excluding claims for infringement and misappropriation of a Third Party’s intellectual property for which AMYRIS is obligated to indemnify Company pursuant to Section 5(A)(ii)(b) below); in each case except to the extent such Claims arise out of, are based on, or result from (x) a breach by AMYRIS of any of AMYRIS’ representations, warranties, covenants and/or obligations under this Agreement; or (y) the willful misconduct or grossly negligent acts of AMYRIS, its Affiliates, or the officers, directors, employees, or agents of AMYRIS or its Affiliates.

(ii) Indemnification by AMYRIS. AMYRIS shall defend, indemnify, and hold Company and its Affiliates and each of their officers, directors, employees, and agents (the “Company Indemnitees”) harmless from and against any and all damages, liabilities, judgments, recoveries, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses), resulting from any Claims (as defined in Section 5.A(i) above) to the extent that (A) such Claims arise out of, are based on, or result from (a) a breach of any of AMYRIS’ representations, warranties, covenants and/or obligations under this Agreement, (b) any manufacture by the Company of farnesene that allegedly has infringed or misappropriated a Third Party’s intellectual property, but only to the extent such alleged infringement or misappropriation is directly attributable to Company’s adherence to AMYRIS’ then approved farnesene manufacturing process (as provided in the Successful Commercial Transfer) licensed from AMYRIS as part of the AMYRIS Licensed IP and not to any deviation or modification from such process made by or on behalf of Company other than a deviation or modification made by Company at the written direction of AMYRIS, (c) the willful misconduct or grossly negligent acts of AMYRIS, its Affiliates, or the officers, directors, employees, or agents of AMYRIS or its Affiliates or (B) such Claims (a) are Patent infringement claims brought by Novvi against the Company, (b) allege that one or more of the JV Jet Products infringes one or more Patents owned by Novvi and (c) are based on Inventions conceived and reduced to practice by Novvi; in each case ((A) and (B)), except to the extent such Claims arise out of, are based on, or result from (x) a breach by Company of any of Company’s representations, warranties, covenants and/or obligations under this Agreement; or (y) the willful misconduct or grossly negligent acts of Company and its Affiliates or the officers, directors, employees, or agents of Company or its Affiliates.

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(iii) Indemnification Procedures. In the event that a Party claiming indemnity under this Section 5.A (the “Indemnified Party”) becomes aware of any Claim for which it seeks indemnification from the other Party (the “Indemnifying Party”), the Indemnified Party shall: (a) reasonably promptly notify Indemnifying Party thereof, in no event later than ten (10) business days after the Indemnified Party becomes aware of such Claim (provided that failure to provide such notice will not release the Indemnifying Party from any of its indemnity obligations hereunder except to the extent that such failure increases the Indemnifying Party's indemnity obligation); (b) permit the Indemnifying Party to assume control of the defense or settlement of the Claim; (c) at the Indemnifying Party’s expense, provide the Indemnifying Party with reasonable cooperation in the defense or settlement thereof; and (d) not settle any such claim without the Indemnifying Party’s written consent, not to be unreasonably withheld. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. If the Indemnifying Party does not assume and conduct the defense of the claim as provided above, (x) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (y) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Section 5.A.

B.                 Insurance. Prior to the commencement of its operational activities, Company shall acquire, and thereafter maintain, product liability insurance and general commercial liability insurance, to the extent, in amounts and from carriers with quality ratings not lower than industry standards for a similarly situated company, during the Term and thereafter for so long as Company is exercising its license rights granted hereunder and including with respect to Company’s facilities used in conducting such activities. Company shall provide to AMYRIS a certificate of insurance evidencing such coverage upon request.

C.                 Limitation of Liability. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES OR WITH RESPECT TO A BREACH OF ARTICLE 6, NEITHER PARTY, NOR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. FOR CLARITY, ANY DAMAGES FINALLY AND ACTUALLY SUFFERED BY AN INDEMNIFIED PARTY (WHETHER BY A FINAL JUDGMENT OF A COURT OF LAW OR THROUGH A SETTLEMENT) ARISING OUT OF A CLAIM FOR WHICH THE INDEMNIFIED PARTY IS INDEMNIFIABLE UNDER THIS ARTICLE 5 SHALL BE DEEMED DIRECT DAMAGES FOR PURPOSE OF THIS SECTION 5.C. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY PUNITIVE DAMAGES HEREUNDER.

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ARTICLE 7. CONFIDENTIALITY

A.                Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise provided herein or agreed in writing by the Parties, during the Term and for two (2) years thereafter, each Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as permitted in this Agreement, the Collaboration Agreement, the Company Articles of Association, or the Company Shareholders’ Agreement, any Inventions or other confidential information, including any information relating to any Strain, disclosed to it by the other Party or its Affiliates pursuant to this Agreement (collectively, “Confidential Information” of the disclosing Party). Each Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but in no event less than reasonable care, to ensure that its and its Affiliates’ and sublicensees’ employees, previous employees, agents, consultants, Subcontractors, and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information. The terms and conditions of this Agreement (but not the existence hereof) shall be the Confidential Information of both Parties. Any Confidential Information disclosed hereunder shall be the Confidential Information of the disclosing Party. The receiving Party is permitted to use such Confidential Information only to the extent permitted in this Agreement, the Collaboration Agreement, the Company Articles of Association, or the Company Shareholders’ Agreement. Any Inventions owned by AMYRIS under this Agreement (including by reference to the Collaboration Agreement in Section 3.A above) shall constitute Confidential Information of AMYRIS.

B.                 Exceptions. The obligations of non-disclosure and non-use under Section 6.A shall not apply to any Confidential Information of a disclosing Party if the receiving Party can prove by contemporaneous written documentation or otherwise reasonably demonstrate that such Confidential Information: (1) is at the time of receipt, or thereafter becomes, through no breach of this Agreement, the Collaboration Agreement, the Company Articles of Association, or the Company Shareholders’ Agreement by the receiving Party, generally known or publicly available; (2) is known by the receiving Party at the time of receiving such Confidential Information; (3) is hereafter furnished to the receiving Party by a Third Party, which is not, to the receiving Party’s reasonable knowledge, in breach of any confidentiality obligation related to such information; (4) is independently discovered or developed (in the case of the Company, without the practice of the licenses granted hereunder or reference to the AMYRIS Licensed IP or the Confidential Information of AMYRIS, and without use of Confidential Information of AMYRIS under the Collaboration Agreement, the Company Articles of Association, or the Company Shareholders’ Agreement and without violation of any agreement between AMYRIS and any of its Affiliates, on the one hand, and TOTAL or any of its Affiliates, on the other hand), (5) is the subject of a written permission to disclose provided by the disclosing Party; or (6) is disclosed pursuant to any ruling of a governmental or regulatory authority or court or by mandatory law, provided that written notice of such ruling is given, as soon as reasonably possible, to the disclosing Party so as to give the disclosing Party an opportunity to intervene and provided further that the receiving Party uses reasonable efforts to obtain assurance that the Confidential Information shall be treated confidentially. In addition,

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each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

(i) filing or prosecuting Patents as permitted by this Agreement (but such disclosure must comply with Section 6(C) below);

(ii) regulatory filings for products to which such Party has a license or a right to develop hereunder;

(iii) prosecuting or defending litigation as permitted by or relating to this Agreement;

(iv) otherwise required by law or the requirements of a national securities exchange or other similar regulatory body; provided that the receiving Party shall (a) provide the disclosing Party with reasonable advance notice of, and an opportunity to comment on, any such required disclosure, to the extent such advance notice is legally permitted, (b) if requested by the disclosing Party, and at the disclosing Party’s expense, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the disclosing Party in any such disclosure or request for confidential treatment;

(v) complying with applicable Legal Requirements or governmental requests;

(vi) disclosure to its Affiliates, licensees, sublicensees and Subcontractors and their respective representatives, who reasonably need to know such Confidential Information for the purpose of performing the obligations or exercising its license rights as described in this Agreement and internal reporting to its Affiliates, provided, in each case, each Party shall be responsible for ensuring that all such representatives to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential and shall not disclose the same to any unauthorized person; or

(vii) to underwriters or investors or potential investors or their counsel or accountants in connection with a Monetization (as defined in Section 13.6 of the Collaboration Agreement) or other investment transaction (and to its and their respective Affiliates, representatives and financing sources); provided, however, that each such Third Party to whom information is disclosed will (a) be subject to obligations of confidentiality substantially similar hereunder, (b) be informed of the confidential nature of the Confidential Information so disclosed, and (c) agree to hold such Confidential Information subject to the terms thereof; provided, that the disclosure rights shall not apply with respect to the other Party’s intellectual property.

C.                 Public Disclosures of Technical Information. If Company seeks to publish any technical information relating to any Strain, the substance of which has not been previously approved by AMYRIS for publication or disclosure, Company shall first provide to AMYRIS the material proposed for disclosure or publication, such as by oral

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presentation, manuscript or abstract, and AMYRIS shall have the right to review and comment on all such material. Before any such material is submitted for publication, Company shall deliver a complete copy to AMYRIS at least sixty (60) days prior to submitting the material to a publisher or initiating any other disclosure. AMYRIS shall review any such material and give its comments to Company as soon as practicable, but no later than forty-five (45) days after delivery of such material to Company. Company shall not publish any such technical information, the substance of which has not been previously approved by AMYRIS for publication or disclosure, without AMYRIS’ prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. For clarity, such consent is not required for disclosures relating to the JV Jet Products to the extent such disclosure does not comprise technical information relating to Strains.

D.                Publicity and Disclosure of this Agreement. A Party that desires to make, or that is required to make pursuant to applicable laws or regulations, any press release or other public disclosure regarding the existence or terms of this Agreement (including the identity of the other Party to this Agreement) shall first consult with the other Party (to the extent such consultation does not violate applicable laws or regulations) with respect to the text and timing of such press release or other public disclosure and shall obtain the other Party’s approval over the text and timing of such release and disclosure prior to the issuance or disclosure thereof (to the extent such approval does not violate applicable laws or regulations). Following the initial press release or other public disclosure announcing the existence or terms of this Agreement (if any), each Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of this Agreement which have already been publicly disclosed in accordance herewith.

E.                 Residuals. Nothing in this Agreement shall restrict any employee or representative of a Party from using general ideas, concepts, practices, learning, or know-how relating to any activities conducted on behalf of the Company (“General Know-How”) that are retained in the unaided memory of such employee or representative following performance of the Biofene Development Project and such employee or representative is not aware at the time of use that such information is Confidential Information of the other Party, provided that the foregoing is not intended to grant, and shall not be deemed to grant (i) any right to disclose the Confidential Information of the other Party, or (ii) any license under any Patents of the other Party. The General Know-How shall in no event include any financial, business statistical, or personnel information specific to the other Party. A person’s memory is “unaided” if such person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it otherwise than as authorized pursuant to this Agreement.

ARTICLE 8. TERM AND TERMINATION

A.                Term. The term of this Agreement shall commence on the Effective Date and remain in effect for fifty (50) years (the “Term”).

B.                 Consequence of Events. The Parties agree as follows:

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(i) Buy-Out Closing. For clarity, this Agreement shall remain in full force and effect in the event of any Buy-Out Closing.

(ii) Change of Control of AMYRIS. For clarity, this Agreement shall remain in full force and effect in the event of any Change of Control of AMYRIS.

(iii) Termination of Collaboration Agreement. For clarity, the Parties agree that, regardless of any termination of the Collaboration Agreement, this Agreement shall remain in full force and effect according to its terms.

C.                 Termination of Agreement.

(i) The licenses granted to the Company herein shall be irrevocable (other than as specified in this Section 7.C), provided in the case of a material breach (but only in the case of a material breach) of the relevant license, AMYRIS shall have a right to terminate the applicable license in accordance with the following. If AMYRIS believes any such breach by the Company has occurred, AMYRIS shall within thirty (30) days provide written notice to Company describing the specific alleged material breach. If a material breach is not cured within ninety (90) days of the Company’s receipt of such notice, then AMYRIS may terminate the applicable license with further written notice to Company (A) immediately at the end of such ninety (90) day period, if the Company has not contested the allegation, or (B) if the Company has contested such allegation, only upon a final written determination, if any, of an arbitrator in a proceeding subject to Section 8.B that an uncured material breach has occurred. For clarity, in the case of any dispute between the Parties as to whether any uncured material breach has occurred that would permit AMYRIS to terminate a license or this Agreement, no notice of termination may be given and no such termination shall be effective until the final resolution of a dispute resolution proceeding conducted pursuant to Section 8.B, and such licenses may only be terminated if the arbitrator finally determines an uncured material breach has occurred.

(ii) In the case of an uncured material breach of Section 2.E(i) or (ii) by the Company, then, except to the extent Section 7.C(iii) below applies, AMYRIS shall have the right to terminate the licenses granted in Section 2.A in their entirety in accordance with the procedure described in Section 7.C(i) above, and in the case of such a license termination, this Agreement shall terminate concurrently.

(iii) In the case of any uncured material breach by the Company based on the use of any Intermediate Strain or any other Strain that is a genetic manipulation or modification of any Intermediate Strain (other than any Commercial Farnesene Strain(s)) outside the scope of the limited license in Section 2.A(i)(b), then in accordance with the procedure described in clause 7.C(i) above, AMYRIS shall have the right to terminate the license granted in Section 2.A(i)(b) and all other rights of Company permitting its development and use of Intermediate Strains, including Company’s right to release of the Escrowed Materials relating to the Intermediate Strains) as described in clause (i) above but AMYRIS may not otherwise terminate any provision of this Agreement or this Agreement in its entirety.

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(iv) For purposes of determining whether a material breach that would trigger a right of termination under Section 7.C has occurred, any Affiliate of the Company shall be treated as if it was the Company.

(v) Except as expressly provided in this Section 7.C(v), no acts or omissions of any Subcontractor or sublicensee of the Company shall be the basis of any termination of this Agreement. In the event that any Subcontractor or sublicensee of Company violates Section 2.E(i) or Section 2.E(ii)(a) or (b), then such violation may provide a basis for a material breach and termination of this Agreement under Section 7.C(ii) above, but only if the Company fails to use commercially reasonable efforts to cure such breach, which efforts may include terminating its agreement with such Subcontractor or sublicensee and initiating and continuing to pursue appropriate legal action to stop such unauthorized activity. In the event that a sublicensee or Subcontractor of Company uses any Intermediate Strain in a manner that exceeds the scope of or violates the restrictions on the exercise of the license in Section 2.A(i)(b), then in accordance with the procedure described in Section 7.C(i) above, AMYRIS shall have the right to terminate the license in Section 2.A(i)(b) pursuant to Section 7.C(iii) and Company’s related rights in respect of Intermediate Strains but only if the Company is not using commercially reasonable efforts to cure such breach, which efforts may include terminating its agreement with Affiliate, sublicensee or Subcontractor pertaining to the Intermediate Strain(s) and initiating and continuing to pursue appropriate legal action to stop such unauthorized activity.

D.                Conversion to Non-Exclusive License. In the event of the expiration of this Agreement at the end of the Term, the Company shall retain a perpetual, non-exclusive (subject to Section 2.A(iv)), royalty-free (subject to Section 2.A(iii) and (vii) and Section 2.B) right and license under the AMYRIS Licensed IP, in each case that is necessary or, in the case of the AMYRIS Farnesene Production IP, useful to Make and Sell JV Jet Products within the Territory.

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E.                 Effects of Termination.

1. Strains; Return or Destruction of Confidential Information. Except as provided in Section 7.D, upon expiration or termination of this Agreement and/or the licenses granted herein, as applicable, Company shall immediately cease and cause its Affiliates, sublicensees and Subcontractors to cease use of any AMYRIS Licensed IP, Strain Improvement Technology and all Company Strains (or in the case of a termination under Section 7.C(iii), the Intermediate Strains and any Strains derived therefrom) and within ninety (90) days following a written request from the other Party, each receiving Party shall at the disclosing Party’s discretion, promptly destroy or return to the disclosing Party (a) all written copies of the disclosing Party’s Confidential Information that is marked confidential and (b) all biological materials (including all Company Strains), in each case (a) and (b) to which the receiving Party does not retain rights hereunder, except that the receiving Party may retain such Confidential Information or materials, to the extent that the receiving Party requires such Confidential Information or materials for the purpose of performing any obligations under this Agreement that may survive such expiration or termination, or with respect to Confidential Information only for archival purposes or for information contained in management reports.

2. Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement to the Company are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as that term is defined in the Bankruptcy Code. Company, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Upon the filing of a case by or against AMYRIS or any AMYRIS Affiliate (the “Bankrupt Entity”), including without limitation, AMYRIS Fuels LLC, AB Technologies LLC, and/or AMYRIS Brasil Ltda. (each of such Affiliates, a “Co-Licensor”) under the Bankruptcy Code, then (a) Company shall be entitled to the fullest protections conferred upon licensees under Section 365(n) of the Bankruptcy Code, or any similar provision; (b) AMYRIS and each Co-Licensor shall perform all of its obligations under this Agreement; (c) the Bankrupt Entity shall immediately, without the need for any further request by Company, or notice or hearing, provide to Company a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (which embodiments, throughout this Agreement, shall include without limitation, the Escrowed Materials), or any other information necessary or desirable for Company to utilize such intellectual property; and (d) AMYRIS and each Co-Licensor shall not interfere with the rights of Company as provided in this Agreement, or in any agreement supplementary to this Agreement, to such intellectual property (including such embodiment), including any right to obtain such intellectual property (and such embodiment) from another entity or person. To the extent AMYRIS and/or a Co-Licensor rejects this Agreement under the Bankruptcy Code and Company elects to retain its rights, (x) Company shall have the full rights provided to it under Section 365(n) of the Bankruptcy Code; (y) the waivers under Section 365(n)(2)(C) shall apply only to rights of setoff and administrative claims arising solely out of this Agreement, and not to any other agreements or instruments, including, without limitation, claims or rights arising out of agreements supplementary to this Agreement; and (z) the Bankrupt Entity shall, without

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need for notice or hearing, provide to Company any intellectual property (including such embodiment) held by AMYRIS and/or each Co-licensor and/or any other entity or person, and shall not interfere with the rights of Company as provided in this Agreement, or any agreement supplementary to this Agreement, to such intellectual property (including such embodiment) including any right to obtain such intellectual property (and such embodiment) from another entity or person. For purposes of this Agreement, the term “embodiment” shall mean any and all materials required to be delivered by AMYRIS or a Co-Licensor to Company hereunder and any materials relating to the licenses granted hereunder which, in the course of dealing between the Parties under this Agreement, are customarily delivered, in whatever format (whether electronic, written or otherwise). All written agreements entered into relating to and in connection with the Parties’ performance hereunder from time-to-time, shall be considered agreements “supplementary” to this Agreement for purposes of Section 365(n) of the Bankruptcy Code. AMYRIS and each Co-Licensor acknowledges and agrees that the rights of Company to such intellectual property (and such embodiments) are unique, and that to the extent AMYRIS or a Co-Licensor, or their respective trustees in bankruptcy, were to sell any portion of such intellectual property free and clear of liens, claims or interests, Company would suffer irreparable damages, such that AMYRIS and each Co-Licensor agrees that such sale shall not occur without Company’s express written consent. For the avoidance of doubt, “intellectual property,” as used in this Section 7.E.2, is limited to intellectual property included in the AMYRIS Licensed IP and the Strain Improvement Technology, and any tangible embodiments of such intellectual property, and includes all such intellectual property and tangible embodiments of such intellectual property (provided in the case of the Strain Improvement Technology, only to the extent, and for the uses and period, described in Section 2.A.(i)(b)).

3. Accrued Rights. Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

F.                  Survival. Subject to the other provisions set forth in this Article 7 and any other applicable terms and conditions of this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration of this Agreement: Articles 1 (Definitions) (to the extent any definitions are applicable after expiration hereof), 5 (Indemnity; Limitation of Liability), 6 (Confidentiality) (for the period set forth therein), 8 (Dispute Resolution) and 9 (Miscellaneous); Sections 2.A (License to Make and Sell JV Jet Products) (where the licenses are on the non-exclusive basis described above), 2.B (Third Party Agreements), 2.C (Sublicenses and Subcontracts), 2.E (Strain Restrictions), 2.F (Reporting, Audit and Inspection Rights), 2.G (No Implied Rights), 2.I, 3.A (Ownership), 3.E (Infringement of Third Party Rights), 3.F (Common Interest Disclosures and Agreement), 4.E (Disclaimer), 7.C (Termination of Agreement), 7.D (Conversion to Non-Exclusive License) and 7.E (Effects of Termination); and this

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Section 7.F (Survival). Subject to the other provisions set forth in this Article 7 and any other applicable terms and conditions of this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive termination of this Agreement: Articles 1 (Definitions) (to the extent any definitions are applicable after termination hereof), 5 (Indemnity; Limitation of Liability), 6 (Confidentiality) (for the period set forth therein), 8 (Dispute Resolution) and 9 (Miscellaneous); Sections 3.A (Ownership), 3.E (Infringement of Third Party Rights), 3.F (Common Interest Disclosures and Agreement), 4.E (Disclaimer), 7.C (Termination of Agreement) and 7.E (Effects of Termination); and this Section 7.F (Survival).

ARTICLE 9. DISPUTE RESOLUTION

A.                Escalation. Except as provided in Section 8.B or 8.D, if any Dispute arises between the Parties under this Agreement, such Dispute shall be referred to the Executive Officers for further discussion and resolution. The Executive Officers shall attempt in good faith to resolve any Dispute referred to them pursuant to this Section 8.A within ten (10) days after such referral by meeting (either in person or by video teleconference, unless otherwise mutually agreed) at a mutually acceptable time, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved within twenty (20) days thereafter and the Dispute does not consist of a failure by the Parties to reach agreement where one or both Parties have discretion whether to agree, either Party may, by written notice to the other Party, elect to initiate arbitration pursuant to Section 8.B for purposes of having the Dispute and any related Disputes resolved. If an Executive Officer intends to be accompanied at a meeting by an attorney, the other Executive Officer shall be given at least forty-eight (48) hours’ notice of such intention and may also be accompanied by an attorney. All negotiations conducted pursuant to Section 8.B, and all documents and information exchanged by the Parties in furtherance of such negotiations, (i) are the Confidential Information of the Parties, (ii) shall be treated as evidence of compromise and settlement for purposes of the United States Federal Rules of Evidence and any other applicable state or national rules of evidence or procedure, and (iii) shall be inadmissible in any arbitration conducted pursuant to this Section 8 or other proceeding with respect to a Dispute.

B.                 Arbitration. Except for Disputes that are subject to Sections 8.C, D or E, all Disputes arising out of or in connection with this Agreement that cannot be resolved by the Executive Officers pursuant to Section 8.A shall be finally settled as follows:

(i) Except for Disputes that are subject to Section 8.C, D or E, all Disputes arising out of or in connection with this Agreement that cannot be resolved by the Executive Officers pursuant to Section 8.A, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by an arbitration tribunal appointed in accordance with the said ICC Rules as modified hereby.

(ii) There shall be three (3) arbitrators, one selected by the initiating Party in the request for arbitration, the second selected by the other Party within twenty (20) days of receipt of the request for arbitration, and the third (who shall act as chairperson of the arbitration tribunal) selected by the two (2) Party-appointed arbitrators within twenty

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(20) days of the selection of the second arbitrator. In the event that the respondent fails to select an arbitrator, or if the two Party-appointed arbitrators are unable or fail to agree upon the third arbitrator, the international Court of Arbitration of the International Chamber of Commerce shall designate the remaining arbitrator(s) required to comprise the tribunal. The claimant in the arbitration shall provide a copy of the request for arbitration to the respondent at the time such request is submitted to the Secretariat of the International Chamber of Commerce.

(iii) Each arbitrator chosen under this Section shall speak, read, and write English fluently and shall be either (a) a practicing lawyer who has specialized in business litigation with at least ten (10) years of experience in a law firm of over fifty (50) lawyers or (b) a retired judge of a court of general jurisdiction.

(iv) The place of arbitration shall be New York, New York. The language of the arbitral proceedings and of all submissions and written evidence shall be English; provided, however, that a Party, at its expense, may provide for translation or simultaneous interpretation into a language other than English.

(v) The arbitrators shall issue an award within nine (9) months of the submission of the request for arbitration. This time limit may be extended by agreement of the Parties or by the tribunal if necessary.

(vi) It is expressly understood and agreed by the Parties that the rulings and award of the tribunal shall be conclusive on the Parties, their successors and permitted assigns. Judgment on the award rendered by the tribunal may be entered in any court having jurisdiction thereof.

(vii) Each Party shall bear its own costs and expenses and attorneys' fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrator's fees and any administrative fees of arbitration. All proceedings and decisions of the tribunal shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 6.

For clarity, any disputes between the Parties regarding the deposit of Escrowed Materials or access to any Escrowed Materials shall not be required to be resolved via arbitration, and either Party may seek equitable relief for such dispute, including without limitation, specific performance, pursuant to Section 8.D.

C.                 Patent Validity and Infringement Disputes. In the event that a Dispute arises with respect to the inventorship, scope, validity, enforceability, revocation or infringement of a Patent, and such Dispute cannot be resolved by the Executive Officers in accordance with Section 8.A, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to arbitration in accordance with Section 8.B, and notwithstanding anything in this Agreement to the contrary, the sole forum to resolve such Dispute shall be to initiate litigation in a court or other tribunal of competent jurisdiction in the country of issuance of the Patent that is the subject of the Dispute.

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D.                Equitable Relief. Notwithstanding anything to the contrary, either Party may at any time seek to obtain equitable relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief.

E.                 Disputes Subject to Section 2.A(iii). In the event of any disagreement between the Parties (or their successors) regarding the terms on which any Inventions subject to Section 2.A(iii) shall be licensed to Company, then at the request of Company (or its successor), such dispute be resolved by a single arbitrator agreed by the Parties or if the Parties are unable to agree within thirty (30) days of Company’s request, selected by the head of the New York office of the International Chamber of Commerce. Such arbitrator shall have expertise in the licensing of biotechnology intellectual property for industrial applications. Each Party shall submit to the arbitrator a written brief of its position regarding the license terms, which submission (including supporting documentation) shall not exceed 50 pages. The arbitrator shall select the position of one of the Parties, in its entirety, as his or her decision, and shall have no authority to vary any of the terms of the prevailing proposal. The Parties shall equally share the costs of such arbitration. Any such arbitration shall be completed within 120 days of selection of the arbitrator.

F.                  Attorney’s Fees. If any action, proceeding or arbitration is brought by a Party to enforce or interpret this Agreement, the prevailing Party, in addition to all other legal or equitable remedies possessed, shall be entitled to be reimbursed for all reasonable attorneys’ fees incurred by reason of such action or proceeding to the extent related to the enforcement or interpretation of this Agreement.

ARTICLE 10. MISCELLANEOUS

A.                Governing Law. This Agreement and any arbitration hereunder shall be governed by, interpreted and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof.

B.                 Entire Agreement; Modification. This Agreement, together with the Company’s Shareholder Agreement (until a Buy-Out Closing), the Company’s Articles of Association (until a Buy-Out Closing), and the Collaboration Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof. No warranty, representation, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by either Party with respect to the subject matter of this Agreement. No rights or licenses with respect to any intellectual property right of either Party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement. For clarity, except as modified herein, the Collaboration Agreement remains in full force and effect; provided, in the event of any inconsistency between the Collaboration Agreement and this Agreement, the terms of this Agreement shall prevail.

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C.                 Relationship. This Agreement establishes between the Parties an independent relationship. The Parties intend that no partnership or joint venture is created hereby between Company and AMYRIS, that neither Party will be a partner or joint venturer of the other Party for any purposes, and that this Agreement will not be construed to the contrary.

D.                Non-Waiver. Either Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (iii) waive compliance with any of the agreements or conditions of the other Party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Any extension of time or other indulgence granted to a Party hereunder shall not otherwise alter or affect any power, remedy or right of the other Party or the obligations of the Party to whom such extension or indulgence is granted.

E.                 Assignment. This Agreement may not be assigned by either Party without the express written consent of the other Party; provided, however, that either Party may assign its rights and obligations pursuant to this Agreement without the written consent of the other Party to any of its Affiliates; provided, that (i) such Affiliate agrees to be bound by the terms of this Agreement, and (ii) Company may not assign this Agreement to any AMYRIS Competitor without the written consent of AMYRIS. In the event of any Buy-Out Closing, notwithstanding the foregoing, this Agreement shall thereafter (a) be assignable by Company to an AMYRIS Competitor that is an Affiliate of TOTAL without the consent of AMYRIS; and (b) be assignable by AMYRIS to a Third Party in connection with a Change of Control of AMYRIS. Any purported assignment not specifically described above shall be null and void, without the express written agreement of both Parties hereto.

F.                  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permitted by law. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner.

G.                Notices. Any notice to be given under this Agreement must be in writing and delivered either in person by registered or certified mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of (a) the date of actual receipt; (b) if

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mailed, three (3) days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to Company, notices must be addressed to:

Hoogoorddreef 15

1101 BA

Amsterdam, the Netherlands

With a required copy to (which shall not constitute notice):

Total Energies Nouvelles Activités USA

 24 Cours Michelet

 92800 Puteaux

 France

Attn: Bernard Clément, President

 Fax. No.:

 Email:

If to AMYRIS, notices must be addressed to:

AMYRIS, Inc.

 5885 Hollis Street, Suite 100

 Emeryville, CA 94608

 Attention: General Counsel

 Facsimile:

H.                Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur and continues to use diligent, good faith efforts to avoid the effects of such event and to perform the obligation. Notice of a Party’s failure or delay in performance due to force majeure must be given to the unaffected Party promptly thereafter but no later than five (5) days after its occurrence which notice shall describe the force majeure event and the actions taken to minimize the impact thereof. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

I.                   Trademarks and Logos. Neither Party shall use, in advertising or otherwise, the other Party’s or its Affiliates’ names, trade names, trademarks, service marks, logos or other indicia of origin or refer to the other Party or its Affiliates, directly or indirectly, in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, lists, referral lists,

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or business presentations, without prior written consent from the other Party for each such use or release. The restrictions imposed by this Section 9.I shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement to its or its Affiliates’ actual or prospective acquirers, merger candidates, underwriters, or investors (and their attorneys and accountants), (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by Section 6) or (c) with respect to which written consent of the other Party has previously been obtained.

J.                   Export Control. Notwithstanding anything to the contrary contained herein, all obligations of the Parties are subject to prior compliance with export regulations applicable to each Party and such other related laws and regulations as may be applicable to each Party, and to obtaining all necessary approvals required by the applicable government entity. Each Party shall each use its reasonable efforts to obtain such approvals for its own activities. Each Party shall cooperate with the other Parties and shall provide assistance to the other Parties as reasonably necessary to obtain any required approvals.

K.                Interpretation.

(i) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(ii) Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(iii) Including as Example. Use of the term “including” or “include” in this Agreement shall be interpreted to mean “including, without limitation,” or “include, but not limited to,” and shall be exemplary rather than restrictive.

(iv) Sections & Subsections. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such sections, and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(v) Days. All references to days in this Agreement mean calendar days, unless otherwise specified.

(vi) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

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(vii) English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

L.                 Drafting. Each Party agrees that it participated equally with the other in the drafting of this Agreement, using counsel of its choice. This Agreement shall be interpreted without regard to any principle of construction regarding the drafting, authorship or revision thereof.

M.               Further Assurances. After the Effective Date, each of the Parties shall execute and deliver such additional documents, certificates, and instruments and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out the purposes and intent and all of the provisions of this Agreement and to consummate all of the transactions contemplated by this Agreement.

N.                License Registrations. Company may, at its expense, register the exclusive licenses granted under this Agreement in any country of, or community or association of countries in, the Territory. AMYRIS shall reasonably cooperate in such registration at Company’s expense. Upon request by Company, AMYRIS agrees promptly to execute any "short form" licenses developed in a form reasonably acceptable to both Company and AMYRIS and reasonably submitted to it by Company from time to time in order to effect the foregoing registration in such country. No such "short form" license shall be deemed to amend or be used to interpret this Agreement. If there is any conflict between such a license or other recordation document and this Agreement, this Agreement shall control.

O.                Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither Party shall raise the use of electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

P.                  Affiliates. Each Party hereto shall be responsible for ensuring that its Affiliates (whether existing as of the Effective Date or thereafter during the Term of this Agreement) comply with the terms of this Agreement.

[Signatures on following page]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

AMYRIS, Inc.		Company

By:	/s/ Nicholas Khadder	By:
Name:	Nicholas Khadder	Name:
Title:	General Counsel & Corp Secretary	Title:

By:
Name:
Title:

By:
Name:
Title:

The following AMYRIS Affiliates existing as of the Effective Date of this Agreement hereby acknowledge and approve the licenses granted to Company in Section 2.A and Section 7.E.2 of this Agreement.

AMYRIS Fuels LLC

By:	/s/ Thomas Krivas
Name:	Thomas Krivas
Title:	Assistant Secretary

AB Technologies LLC

By:	/s/ Nicholas Khadder
Name:	Nicholas Khadder
Title:	President

AMYRIS Brasil Ltda.

By:		By:
Name:		Name:
Title:		Title:

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

AMYRIS, Inc.	Company

By:	By:	/s/ Jean-Marc Otero Del Val
Name:	Name:	jean-marc otero del val
Title:	Title:	Managing Director

	By:	/s/ Philippe Marchand
	Name:	Philippe Marchand
	Title:	Managing Director

	By:	/s/ Remi Bourgeois
	Name:	Remi Bourgeois
	Title:	Managing Director

The following AMYRIS Affiliates existing as of the Effective Date of this Agreement hereby acknowledge and approve the licenses granted to Company in Section 2.A and Section 7.E.2 of this Agreement.

AMYRIS Fuels LLC

By:
Name:
Title:

AB Technologies LLC

By:
Name:
Title:

AMYRIS Brasil Ltda.

By:	By:
Name:	Name:
Title:	Title:

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

AMYRIS, Inc.	Company

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

By:
Name:
Title:

The following AMYRIS Affiliates existing as of the Effective Date of this Agreement hereby acknowledge and approve the licenses granted to Company in Section 2.A and Section 7.E.2 of this Agreement.

AMYRIS Fuels LLC

By:
Name:
Title:

AB Technologies LLC

By:
Name:
Title:

AMYRIS Brasil Ltda.

By:	/s/ Eduardo Loosli Silveira	By:	/s/ Giani Ming Valent
Name:	Amyris Brasil Ltda	Name:	Amyris Brasil Ltda
Title:	Eduardo Loosli Silverira	Title:	Giani Ming Valent
	Vice Presidente Amyris Brasil		Vice Presidente Amyris Brasil

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Exhibit A

Commercial Technology Transfer Package

A commercial technology transfer package should include the following:

1.	Strain information:
	a.	Back-ground strain design information such as strain information, genetic background, sequence information, genetic modifications information. e.g.,
		I.	Strain ancestor and lineage of the applicable strain including each of the rational or directed strain engineering changes, what type of changes – deletion, insertion, ploidy changes, description of the changes, locus at which the changes were engineered and what were the resulting genii of the modified strain at each step.

	b.	Strain storage and propagation
		I.	SOP for the overall strain storage including detailed media recipes for preserving strain
		II.	SOP for strain revival including steps all the way from seed vial to inoculums tanks for the propagation media for revival of the strain

	c.	Feed-stock information – ingredient information, sourcing, specificities, testing
		I.	Feed-stock sources and details of handling the feedstock

2.	Details of a fermentation run at all scales (including from inoculum to shake-flask to 300L to 1m3, 40 m3 and 200 m3 production reactors):
	a.	SOP’s for media, sterilization, fill and draw
	b.	Sampling intervals, sampling protocols
	c.	Performance and specific testing at each step, protocols for tests at each stage
	d.	Historical data of runs at all scales (including 1m3, 40 m3 and 200 m3) to register and monitor variability

3.	Process design (including Brotas data):
	a.	Detailed manufacturing process, process narrative, operating conditions
	b.	PFD’s design basis, heat/material balance, with identified streams
	c.	Equipment list and material of construction – vessel specifications, identify an special modifications, performance required, design and fabrication codes, vendor and model numbers
	d.	Utility flow and diagrams – all major inputs, outputs, stream compositions, flow rates
	e.	Waste-water specification
	f.	Routine maintenance, testing, replacements

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4.	Process book including process control and details of the operation:
	a.	Aseptic design and operation, sterilization and cleaning (SIP/CIP) procedures and schedules
	b.	batch and fed-batch operational details,
	c.	feeding algorithm details,
	d.	process control and monitoring strategies
	e.	historic data of all prior runs with the strains – access to database of prior runs

And any other information that is necessary for being able to operate the strain in commercial settings.

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Exhibit B

Initial Package

Current process book for the current strain Amyris is using for the commercial production of farnesene and the following with respect to the all of the designated Intermediate Strains:

1.	Strain information:
	a.	Back-ground strain design information such as strain information, genetic background, sequence information, genetic modifications information. e.g.,
		I.	Strain ancestor and lineage of the current strain including each of the rational or directed strain engineering changes, what type of changes – deletion, insertion, ploidy changes, description of the changes, locus at which the changes were engineered and what were the resulting genii of the modified strain at each step.

	b.	Strain storage and propagation
			i.	SOP for the overall strain storage including detailed media recipes for preserving strain
			ii.	SOP for strain revival including steps all the way from seed vial to inoculums tanks for the propagation media for revival of the strain

	c.	Feed-stock information – ingredient information, sourcing, specificities, testing
				I.	Feed-stock sources and details of handling the feedstock
				II.	Testing results for content of sugar or other impacting ingredients
				III.	Seasonal variation information or data
				IV.	Protocols for any adjustment made to feedstock

2.	Current best details of a fermentation run at all scales (including from inoculum to shake-flask to 300L to 1m3, 40 m3 and 200 m3 production reactors - if not at the largest scale then information on best scale at which this strain is current been running):
	a.	SOP’s for media, sterilization, fill and draw
	b.	Sampling intervals, sampling protocols
	c.	Performance and specific testing at each step, protocols for tests at each stage
	d.	Historical data of runs at all scales (including 1m3, 40 m3 and 200 m3) to register and monitor variability

3.	Current best process design (including Brotas data):
	a.	Detailed manufacturing process, process narrative, operating conditions
	b.	PFD’s design basis, heat/material balance, with identified streams
	c.	Equipment list and material of construction – vessel specifications, identify an special modifications, performance required, design and fabrication codes, vendor and model numbers
	d.	Utility flow and diagrams – all major inputs, outputs, stream compositions, flow rates
	e.	Waste-water specification
	f.	Routine maintenance, testing, replacements

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4.	Current best process book including process control and details of the operation:
	a.	Aseptic design and operation, design constraints, sterilization and cleaning (SIP/CIP) procedures and schedules
	b.	batch and fed-batch operational details,
	c.	feeding algorithm details,
	d.	process control and monitoring strategies
	e.	Performance data of recent runs

Any other information that is necessary for being able to operate the strain in commercial settings.

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Exhibit C

Section 6.1 of Collaboration Agreement

Subject to Section 11 of the Second Amendment, Section 6.1 is as follows as of the Effective Date:

6.1      Ownership.

(a) Background IP. Subject to the license grants set forth in this Agreement, (i) TOTAL shall retain all of its right, title and interest in and to the TOTAL Background IP, and (ii) AMYRIS shall retain all of its right, title and interest in and to the AMYRIS Background IP. Notwithstanding any other provision of this Agreement, TOTAL Background IP shall not be deemed to be introduced as TOTAL Included IP in any aspect of R&D Activities, Improvement Scope Activities, or Commercialization activities without an express election by TOTAL and by following the process set forth in Section 6.1(c)(i) below.

(b) Non-Collaboration IP. Subject to the license grants set forth in this Agreement with respect to Included IP, (i) TOTAL shall retain all of its right, title and interest in and to the TOTAL Non-Collaboration IP, and (ii) AMYRIS shall retain all of its right, title and interest in and to the AMYRIS Non-Collaboration IP. Notwithstanding any other provision of this Agreement, TOTAL Non-Collaboration IP shall not be deemed to be introduced as TOTAL Included IP in any aspect of R&D Activities, Improvement Scope Activities, or commercialization activities without an express election by TOTAL and by following the process set forth in Section 6.1(c)(i) below. Notwithstanding any other provision of this Agreement, AMYRIS Non-Collaboration IP shall not be deemed to be introduced as AMYRIS Included IP in any aspect of R&D Activities, Improvement Scope Activities, or commercialization activities without an express election by AMYRIS and by following the process set forth in Section 6.1(c)(i) below, other than AMYRIS Non-Collaboration IP which is automatically deemed to be AMYRIS Included IP as set forth in Section 6.1(c)(ii).

(c)     Included IP.

(i)     From time to time during the Term of this Agreement, a Party may choose, in its sole discretion, to introduce its Non-Collaboration IP and/or its Background IP into the R&D Collaboration to facilitate the performance of the R&D Activities, the activities of a JV Company related to a Product or under the Improvement Scope Activities. In each such case, such Party shall provide advance written notice to the Joint Steering Committee identifying the nature of such Non-Collaboration IP and/or such Background IP and a proposal for how such Non-Collaboration IP and/or Background IP, as applicable, may be used in the R&D Collaboration, the activities of a JV Company related to a JV Jet Product or the Improvement Scope Activities. If the Joint Steering Committee agrees to accept the terms under which the Non-Collaboration IP and/or Background IP, as applicable, may be used in the R&D Collaboration or the activities of a JV Company related to a JV Jet Product or the Improvement Scope Activities, such Non-Collaboration IP and/or

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Background IP, as applicable, shall become Included IP. In any event, each Party agrees not to assert infringement of any intellectual property it Controls by the other Party or any of its Affiliates for asserting its rights, or performing its obligations, under the Agreement or the documents establishing the JV Company.

(ii)     Notwithstanding the following, any AMYRIS Background IP and AMYRIS Non-Collaboration IP, in each case, encompassing general means of practicing synthetic biology, including without limitation, methods and means to construct and test a Strain (including without limitation all related software, workflow, apparatus or arrangement of apparatuses, knowledge database systems, processes, systems and technology for the design, selection, engineering and development of Strains) shall be deemed AMYRIS Included IP without further action on the part of AMYRIS or the Joint Steering Committee, and such AMYRIS Included IP may be utilized by the Parties for the performance of the R&D Activities, the activities of a JV Company related to a Product or the Improvement Scope Activities, according to the terms of the Agreement. However, TOTAL may veto the inclusion of selected AMYRIS Non-Collaboration IP that would otherwise constitute Included IP, but such veto must be exercised in connection with the voting of its representatives on the Joint Steering Committee.

(iii)     From time to time during the Term of this Agreement, Inventions Controlled by a Third Party may be used in the performance of the R&D Activities, the activities of a JV Company related to a Product and the Improvement Scope Activities. Terms and provisions relating to such Third Party Inventions shall be agreed on in writing by the Parties on a case by case basis.

(d)      Collaboration IP.

(i)     AMYRIS-Owned Collaboration IP. As between the Parties, subject to the license grants set forth in this Agreement, AMYRIS shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to the AMYRIS Tools IP and MEV Pathway IP conceived and reduced to practice in the performance the R&D Activities and/or the performance of activities on behalf of the JV Company related to a Product or the means of making the Product (“AMYRIS Owned Collaboration IP”). TOTAL hereby assigns to AMYRIS, without further consideration, all right, title and interest that TOTAL may have from time to time (other than by virtue of the license grants in this Article 6) in any AMYRIS Tools IP and MEV Pathway IP and shall, at AMYRIS’ reasonable expense, execute all documents and take all actions reasonably requested by AMYRIS from time to time to perfect AMYRIS’ title to and ownership thereof.

(ii)     Jointly-Owned Collaboration IP. As between the Parties, subject to the license grants set forth in this Agreement, AMYRIS and TOTAL shall have joint ownership of all right, title and interest on a worldwide basis in and to the New Tools IP and Main IP conceived and reduced to practice in the performance of the R&D Activities and/or the performance of activities on behalf of the JV Company related to a Product or the means of making the Product, other than TOTAL Owned Collaboration IP (“Jointly Owned Collaboration IP”). Each Party shall have the right to use and exploit all Jointly-Owned Collaboration IP without duty to account to the other joint owner and without obligation to

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obtain consent of the other joint owner, except as may otherwise be provided in the Agreement or in the documents establishing the JV Company. Notwithstanding the foregoing, a license under each Party’s respective Background IP and Non-Collaboration IP, if required for the other Party’s use and exploitation of Jointly-Owned Collaboration IP, is not granted herein unless otherwise expressly provided in this Article 6. Each Party shall have an undivided one half ownership interest in such Jointly-Owned Collaboration IP and each Party hereby assigns to the other Party, without further consideration, such right, title and interest that it may have from time to time (other than by virtue of the license grants in this Article 6) in any and all Jointly-Owned Collaboration IP as required to effect such co-ownership.

(iii)     TOTAL-Owned Collaboration IP. As between the Parties, subject to the license grants set forth in this Agreement, TOTAL shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to Main IP and New Tools IP conceived and reduced to practice in the performance of R&D Activities under a New Technology Project conducted under the TOTAL R&D Option (the "TOTAL-Owned Collaboration IP"). AMYRIS hereby assigns to TOTAL, without further consideration, all right, title and interest that AMYRIS may have from time to time (other than by virtue of the license grants in this Article 6) in any such IP and shall, at TOTAL’s reasonable expense, execute all documents and take all actions reasonably requested by TOTAL from time to time to perfect TOTAL’s title to and ownership thereof.

(iv)     Each Party shall have the right, on reasonable notice, to inspect and review the specific records maintained by the other Party reflecting the Collaboration IP made by such other Party, solely to the extent reasonably needed by the reviewing Party for exercising its rights or performing its obligations under this Agreement.

(e)     Improvement Scope IP. Improvement Scope IP will be (a) jointly owned by TOTAL and AMYRIS, if the Improvement Right of First Refusal has been accepted by the corresponding Party (in a manner analogous to the Jointly-Owned Collaboration IP as described in Section 6.1.(d)(ii)) (the "Jointly Owned Improvement Scope IP"), or (b) owned solely by the Improving Party (TOTAL , for the “TOTAL Owned Improvement Scope IP” or AMYRIS for the “AMYRIS Owned Improvement Scope IP”) if the Improvement Right of First Refusal has been rejected by the other Party.

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Exhibit D

List of the Member States of the European Union

The following States are members of the European Union as of the Effective Date:

1.	Austria
2.	Belgium
3.	Bulgaria
4.	Croatia
5.	Cyprus
6.	Czech Republic
7.	Denmark
8.	Estonia
9.	Finland
10.	France
11.	Germany
12.	Greece
13.	Hungary
14.	Ireland
15.	Italy
16.	Latvia
17.	Lithuania
18.	Luxembourg
19.	Malta
20.	Netherlands
21.	Poland
22.	Portugal
23.	Romania
24.	Slovakia
25.	Slovenia
26.	Spain
27.	Sweden
28.	United Kingdom

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Exhibit E

Known By-Products

1.	Identified as of the Effective Date: The following compositions: (i) dead yeast cells, (ii) ethanol, (iii) farnesol, (iv) farnesene dimer, (v) triglyceride, (vi) hexahydrofarnesol, (vii) hydrogenated farnesene dimer, or (viii) combination of items in (i) through (vii) with or without farnesene and/or farnesane.

2.	Identified after the Effective Date:

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